EXHIBIT 4.1
                                                              -----------










                            BAY STATE GAS COMPANY
                              SAVINGS PLAN FOR
                             OPERATING EMPLOYEES

                          Plan and Trust Agreement




                           As Amended and Restated
                           Effective April 1, 1995

    BAY STATE GAS COMPANY SAVINGS PLAN FOR OPERATING EMPLOYEES AND TRUST

               AS AMENDED AND RESTATED EFFECTIVE APRIL 1, 1995


   Bay State Gas Company previously established the Bay State Gas Company Savings Plan for Operating Employees for the benefit of eligible employees of the Company and its participating affiliates. The Plan is intended to constitute a qualified profit sharing plan, as described in Code section 401(a), which includes a qualified cash or deferred arrangement, as described in Code section 401(k).

   The provisions of this Plan and Trust relating to the Trustee constitute the trust agreement which is entered into by and between Bay State Gas Company and Wells Fargo Bank, National Association. The Trust is intended to be tax exempt as described under Code section 501(a).

   The Plan constitutes an amendment and restatement of the Bay State Gas Company Savings Plan for Operating Employees effective April 1, 1995, which was originally established effective as of January 1, 1988, and its related trust agreement.

   The Bay State Gas Company Savings Plan for Operating Employees and Trust, as set forth in this document, is hereby amended and restated effective as of April 1, 1995.


   Date:  January 31, 1996  Bay State Gas Company


                            By:   /s/ Charles H. Tenney III
                                -----------------------------------------

                                 Title: Chairman of Benfits Committee


   The trust agreement set forth in those provisions of this Plan and Trust which relate to the Trustee is hereby executed.


   Date:  February 6, 1996  BZW Barclays Global Investors,
                            National Association


                            By:  /s/
                                -----------------------------------------

                                 Title: Principal


   Date:  February 6, 1996  BZW Barclays Global Investors,
                            National Association


                            By:  /s/ Gwyn E. Slack
                                -----------------------------------------

                                 Title: Principal

                              TABLE OF CONTENTS


   1    DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . .    1

   2    ELIGIBILITY  . . . . . . . . . . . . . . . . . . . . . . . .    9
        2.1  Eligibility . . . . . . . . . . . . . . . . . . . . . .    9
        2.2  Ineligible Employees  . . . . . . . . . . . . . . . . .   10
        2.3  Ineligible or Former Participants . . . . . . . . . . .   10

   3    PARTICIPANT CONTRIBUTIONS  . . . . . . . . . . . . . . . . .   10
        3.1  Employee Pre-Tax Contribution Election  . . . . . . . .   10
        3.2  Changing a Contribution Election  . . . . . . . . . . .   10
        3.3  Revoking and Resuming a Contribution Election . . . . .   11
        3.4  Contribution Percentage Limits  . . . . . . . . . . . .   11
        3.5  Refunds When Contribution Dollar Limit Exceeded . . . .   11
        3.6  Timing, Posting and Tax Considerations  . . . . . . . .   12

   4    ROLLOVERS AND TRANSFERS FROM AND TO OTHER QUALIFIED PLANS  .   12
        4.1  Rollovers . . . . . . . . . . . . . . . . . . . . . . .   12
        4.2  Transfers From and To Other Qualified Plans . . . . . .   13

   5    EMPLOYER CONTRIBUTIONS . . . . . . . . . . . . . . . . . . .   13
        5.1  Employer Contributions  . . . . . . . . . . . . . . . .   13

   6    ACCOUNTING . . . . . . . . . . . . . . . . . . . . . . . . .   14
        6.1  Individual Participant Accounting . . . . . . . . . . .   14
        6.2  Sweep Account is Transaction Account  . . . . . . . . .   14
        6.3  Trade Date Accounting and Investment Cycle  . . . . . .   14
        6.4  Accounting for Investment Funds . . . . . . . . . . . .   14
        6.5  Payment of Fees and Expenses  . . . . . . . . . . . . .   15
        6.6  Accounting for Participant Loans  . . . . . . . . . . .   16
        6.7  Error Correction  . . . . . . . . . . . . . . . . . . .   16
        6.8  Participant Statements  . . . . . . . . . . . . . . . .   16
        6.9  Special Accounting During Conversion Period . . . . . .   16
        6.10 Accounts for QDRO Beneficiaries . . . . . . . . . . . .   16

   7    INVESTMENT FUNDS AND ELECTIONS . . . . . . . . . . . . . . .   17
        7.1  Investment Funds  . . . . . . . . . . . . . . . . . . .   17
        7.2  Investment Fund Elections . . . . . . . . . . . . . . .   17
        7.3  Responsibility for Investment Choice  . . . . . . . . .   18
        7.4  Default if No Election  . . . . . . . . . . . . . . . .   18
        7.5  Timing  . . . . . . . . . . . . . . . . . . . . . . . .   18
        7.6  Investment Fund Election Change Fees  . . . . . . . . .   18

   8    VESTING  . . . . . . . . . . . . . . . . . . . . . . . . . .   18
        8.1  Fully Vested Contribution Accounts  . . . . . . . . . .   18

   9    PARTICIPANT LOANS  . . . . . . . . . . . . . . . . . . . . .   19
        9.1  Participant Loans Permitted . . . . . . . . . . . . . .   19
        9.2  Loan Application, Note and Security . . . . . . . . . .   19
        9.3  Spousal Consent . . . . . . . . . . . . . . . . . . . .   19

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        9.4  Loan Approval . . . . . . . . . . . . . . . . . . . . .   19
        9.5  Loan Funding Limits, Account Sources and Funding Order    19
        9.6  Maximum Number of Loans . . . . . . . . . . . . . . . .   20
        9.7  Source and Timing of Loan Funding . . . . . . . . . . .   20
        9.8  Interest Rate . . . . . . . . . . . . . . . . . . . . .   20
        9.9  Loan Payment  . . . . . . . . . . . . . . . . . . . . .   20
        9.10 Loan Payment Hierarchy  . . . . . . . . . . . . . . . .   21
        9.11 Repayment Suspension  . . . . . . . . . . . . . . . . .   21
        9.12 Loan Default  . . . . . . . . . . . . . . . . . . . . .   21
        9.13 Call Feature  . . . . . . . . . . . . . . . . . . . . .   21

   10   IN-SERVICE WITHDRAWALS . . . . . . . . . . . . . . . . . . .   22
        10.1 In-Service Withdrawals Permitted  . . . . . . . . . . .   22
        10.2 In-Service Withdrawal Application and Notice  . . . . .   22
        10.3 Spousal Consent . . . . . . . . . . . . . . . . . . . .   22
        10.4 In-Service Withdrawal Approval  . . . . . . . . . . . .   22
        10.5 Minimum Amount, Payment Form and Medium . . . . . . . .   23
        10.6 Source and Timing of In-Service Withdrawal Funding  . .   23
        10.7 Hardship Withdrawals  . . . . . . . . . . . . . . . . .   23
        10.8 Prior After-Tax Account Withdrawals . . . . . . . . . .   25
        10.9 Rollover Account Withdrawals  . . . . . . . . . . . . .   25
        10.10 Over Age 59 1/2 Withdrawals  . . . . . . . . . . . . .   26
        10.11 Prior Company Account Plus Withdrawals . . . . . . . .   26

   11   DISTRIBUTIONS ONCE EMPLOYMENT ENDS OR AS REQUIRED BY LAW . .   27
        11.1 Benefit Information, Notices and Election . . . . . . .   27
        11.2 Spousal Consent . . . . . . . . . . . . . . . . . . . .   28
        11.3 Payment Form and Medium . . . . . . . . . . . . . . . .   28
        11.4 Distribution of Small Amounts . . . . . . . . . . . . .   28
        11.5 Source and Timing of Distribution Funding . . . . . . .   28
        11.6 Latest Commencement Permitted . . . . . . . . . . . . .   29
        11.7 Payment Within Life Expectancy  . . . . . . . . . . . .   29
        11.8 Incidental Benefit Rule . . . . . . . . . . . . . . . .   29
        11.9 Payment to Beneficiary  . . . . . . . . . . . . . . . .   30
        11.10 Beneficiary Designation  . . . . . . . . . . . . . . .   30

   12   ADP AND ACP TESTS  . . . . . . . . . . . . . . . . . . . . .   31
        12.1 Contribution Limitation Definitions . . . . . . . . . .   31
        12.2 ADP and ACP Tests . . . . . . . . . . . . . . . . . . .   34
        12.3 Correction of ADP and ACP Tests . . . . . . . . . . . .   34
        12.4 Multiple Use Test . . . . . . . . . . . . . . . . . . .   36
        12.5 Correction of Multiple Use Test . . . . . . . . . . . .   36
        12.6 Adjustment for Investment Gain or Loss  . . . . . . . .   36
        12.7 Testing Responsibilities and Required Records . . . . .   36
        12.8 Separate Testing  . . . . . . . . . . . . . . . . . . .   37

   13   MAXIMUM CONTRIBUTION AND BENEFIT LIMITATIONS . . . . . . . .   37
        13.1 "Annual Addition" Defined . . . . . . . . . . . . . . .   37
        13.2 Maximum Annual Addition . . . . . . . . . . . . . . . .   37
        13.3 Avoiding an Excess Annual Addition  . . . . . . . . . .   38
        13.4 Correcting an Excess Annual Addition  . . . . . . . . .   38
        13.5 Correcting a Multiple Plan Excess . . . . . . . . . . .   38

                                     ii                          11/17/95

        13.6 "Defined Benefit Fraction" Defined  . . . . . . . . . .   38
        13.7 "Defined Contribution Fraction" Defined . . . . . . . .   39
        13.8 Combined Plan Limits and Correction . . . . . . . . . .   39

   14   TOP HEAVY RULES  . . . . . . . . . . . . . . . . . . . . . .   39
        14.1 Top Heavy Definitions . . . . . . . . . . . . . . . . .   39
        14.2 Special Contributions . . . . . . . . . . . . . . . . .   41
        14.3 Adjustment to Combined Limits for Different Plans . . .   42

   15   PLAN ADMINISTRATION  . . . . . . . . . . . . . . . . . . . .   42
        15.1 Plan Delineates Authority and Responsibility  . . . . .   42
        15.2 Fiduciary Standards . . . . . . . . . . . . . . . . . .   42
        15.3 Company is ERISA Plan Administrator . . . . . . . . . .   43
        15.4 Administrator Duties  . . . . . . . . . . . . . . . . .   43
        15.5 Advisors May be Retained  . . . . . . . . . . . . . . .   44
        15.6 Delegation of Administrator Duties  . . . . . . . . . .   44
        15.7 Committee Operating Rules . . . . . . . . . . . . . . .   44

   16   MANAGEMENT OF INVESTMENTS  . . . . . . . . . . . . . . . . .   45
        16.1 Trust Agreement . . . . . . . . . . . . . . . . . . . .   45
        16.2 Investment Funds  . . . . . . . . . . . . . . . . . . .   45
        16.3 Authority to Hold Cash  . . . . . . . . . . . . . . . .   46
        16.4 Trustee to Act Upon Instructions  . . . . . . . . . . .   46
        16.5 Administrator Has Right to Vote Registered Investment
             Company Shares  . . . . . . . . . . . . . . . . . . . .   46
        16.6 Custom Fund Investment Management . . . . . . . . . . .   46
        16.7 Master Custom Fund  . . . . . . . . . . . . . . . . . .   47
        16.8 Authority to Segregate Assets . . . . . . . . . . . . .   48
        16.9 Maximum Permitted Investment in Company Stock . . . . .   48
        16.10 Participants Have Right to Vote and Tender Company
             Stock . . . . . . . . . . . . . . . . . . . . . . . . .   48
        16.11 Registration and Disclosure for Company Stock  . . . .   48

   17   TRUST ADMINISTRATION . . . . . . . . . . . . . . . . . . . .   49
        17.1 Trustee to Construe Trust . . . . . . . . . . . . . . .   49
        17.2 Trustee To Act As Owner of Trust Assets . . . . . . . .   49
        17.3 United States Indicia of Ownership  . . . . . . . . . .   49
        17.4 Tax Withholding and Payment . . . . . . . . . . . . . .   50
        17.5 Trust Accounting  . . . . . . . . . . . . . . . . . . .   50
        17.6 Valuation of Certain Assets . . . . . . . . . . . . . .   50
        17.7 Legal Counsel . . . . . . . . . . . . . . . . . . . . .   51
        17.8 Fees and Expenses . . . . . . . . . . . . . . . . . . .   51
        17.9 Trustee Duties and Limitations  . . . . . . . . . . . .   51

   18   RIGHTS, PROTECTION, CONSTRUCTION AND JURISDICTION  . . . . .   51
        18.1 Plan Does Not Affect Employment Rights  . . . . . . . .   51
        18.2 Limited Return of Contributions . . . . . . . . . . . .   52
        18.3 Assignment and Alienation . . . . . . . . . . . . . . .   52
        18.4 Facility of Payment . . . . . . . . . . . . . . . . . .   52
        18.5 Reallocation of Lost Participant's Accounts . . . . . .   53
        18.6 Claims Procedure  . . . . . . . . . . . . . . . . . . .   53
        18.7 Construction  . . . . . . . . . . . . . . . . . . . . .   54

                                     iii                         11/17/95

        18.8 Jurisdiction and Severability . . . . . . . . . . . . .   54
        18.9 Indemnification by Employer . . . . . . . . . . . . . .   54

   19   AMENDMENT, MERGER, DIVESTITURES AND TERMINATION  . . . . . .   55
        19.1 Amendment . . . . . . . . . . . . . . . . . . . . . . .   55
        19.2 Merger  . . . . . . . . . . . . . . . . . . . . . . . .   56
        19.3 Divestitures  . . . . . . . . . . . . . . . . . . . . .   56
        19.4 Plan Termination  . . . . . . . . . . . . . . . . . . .   56
        19.5 Amendment and Termination Procedures  . . . . . . . . .   57
        19.6 Termination of Employer's Participation . . . . . . . .   57
        19.7 Replacement of the Trustee  . . . . . . . . . . . . . .   58
        19.8 Final Settlement and Accounting of Trustee  . . . . . .   58

   APPENDIX A - INVESTMENT FUNDS . . . . . . . . . . . . . . . . . .   59

   APPENDIX B - PAYMENT OF PLAN FEES AND EXPENSES  . . . . . . . . .   60

   APPENDIX C - LOAN INTEREST RATE . . . . . . . . . . . . . . . . .   61

   SCHEDULE A - EMPLOYER CONTRIBUTIONS LOCAL 326 -
                LAWRENCE EMPLOYEES . . . . . . . . . . . . . . . . .   62

   SCHEDULE B - EMPLOYER CONTRIBUTIONS LOCAL 273 -
                BROCKTON EMPLOYEES . . . . . . . . . . . . . . . . .   63

   SCHEDULE C - EMPLOYER CONTRIBUTIONS LOCAL 341 -
                PORTLAND EMPLOYEES . . . . . . . . . . . . . . . . .   64

   SCHEDULE D - EMPLOYER CONTRIBUTIONS LOCAL 341 -
                GRANITE STATE EMPLOYEES  . . . . . . . . . . . . . .   65

   SCHEDULE D - EMPLOYER CONTRIBUTIONS LOCAL 12026 -
                SPRINGFIELD EMPLOYEES  . . . . . . . . . . . . . . .   66

   SCHEDULE E - EMPLOYER CONTRIBUTIONS LOCAL 486 -
                SPRINGFIELD EMPLOYEES  . . . . . . . . . . . . . . .   67

   SCHEDULE F - EMPLOYER CONTRIBUTIONS LOCAL 14930 -
                PORTSMOUTH EMPLOYEES . . . . . . . . . . . . . . . .   68

   SCHEDULE G - EMPLOYER CONTRIBUTIONS LOCAL 8-366 -
                BROCKTON PROPANE EMPLOYEES . . . . . . . . . . . . .   69

   SCHEDULE H - EMPLOYER CONTRIBUTIONS LOCAL 14930 -
                LEWISTON EMPLOYEES . . . . . . . . . . . . . . . . .   70

   SCHEDULE I - EMPLOYER CONTRIBUTIONS LOCAL 14930 -
                SALEM PROPANE EMPLOYEES  . . . . . . . . . . . . . .   71



                                     iv                          11/17/95

   1    DEFINITIONS

        When capitalized, the words and phrases below have the following meanings unless different meanings are clearly required by the context:

        1.1 "Account". The records maintained for purposes of accounting for a Participant's interest in the Plan. "Account" may refer to one or all of the following accounts which have been created on behalf of a Participant to hold specific types of Contributions under the Plan or amounts transferred from the Bay State Gas Company Employee Savings Plan on behalf of a Participant who was a former participant in the Bay State Gas Company Employee Savings Plan:

             (a) "Employee Pre-Tax Account". An account created to hold Employee Pre-Tax Contributions or amounts transferred from the Bay State Gas Company Employee Savings Plan designated as "Employee Pre-Tax Account" amounts thereunder.

             (b) "Prior After-Tax Account". An account created to hold amounts transferred from the Bay State Gas Company Employee Savings Plan designated as "Prior After-Tax Account" amounts thereunder.

             (c)  "Rollover Account".  An account created to hold
                  Rollover Contributions or amounts transferred from the Bay State Gas Company Employee Savings Plan designated as "Rollover Account" amounts thereunder.

             (d)  "Employer Account".  An account created to hold
                  Employer Contributions or amounts transferred from the Bay State Gas Company Employee Savings Plan designated as "Employer Match Account" amounts thereunder.

             (e) "Prior Company Account". An account created to hold amounts transferred from the Bay State Gas Company Employee Savings Plan designated as "Prior Company Account" amounts thereunder.

        1.2 "ACP" or "Average Contribution Percentage". The percentage calculated in accordance with Section 12.1.

        1.3 "Administrator". The Company, which may delegate all or a portion of the duties of the Administrator under the Plan to a Committee in accordance with Section 15.6.

        1.4 "ADP" or "Average Deferral Percentage". The percentage calculated in accordance with Section 12.1.


                                      1                          11/17/95

        1.5 "Beneficiary". The person or persons who is to receive benefits after the death of the Participant pursuant to the "Beneficiary Designation" paragraph in Section 11, or as a result of a QDRO.

        1.6 "Code". The Internal Revenue Code of 1986, as amended. Reference to any specific Code section shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

        1.7 "Committee". If applicable, the committee which has been appointed by the Company to administer the Plan in accordance with Section 15.6.

        1.8 "Company". Bay State Gas Company or any successor by merger, purchase or otherwise.

        1.9 "Company Stock". Shares of common stock of the Company, its predecessor(s), or its successors or assigns, or any corporation with or into which said corporation may be merged, consolidated or reorganized, or to which a majority of its assets may be sold.

        1.10 "Compensation". The sum of a Participant's Taxable Income and salary reductions, if any, pursuant to Code sections 125, 402(e)(3), 402(h), 403(b), 414(h)(2) or 457.

             For purposes of determining benefits under this Plan, Compensation is limited to $150,000, (as adjusted for the cost of living pursuant to Code sections 401(a)(17) and 415(d)) per Plan Year. For purposes of the preceding sentence, in the case of an HCE who is a 5% Owner or one of the 10 most highly compensated Employees, (i) such HCE and such HCE's family group (as defined below) shall be treated as a single employee and the Compensation of each family group member shall be aggregated with the Compensation of such HCE, and (ii) the limitation on Compensation shall be allocated among such HCE and his or her family group members in proportion to each individual's Compensation before the application of this sentence. For purposes of this Section, the term "family group" shall mean an Employee's spouse and lineal descendants who have not attained age 19 before the close of the year in question.

             For purposes of determining HCEs and key employees, Compensation for the entire Plan Year shall be used. For purposes of determining ADP and ACP, Compensation shall be limited to amounts paid to an Eligible Employee while a Participant.



                                      2                          11/17/95

        1.11 "Contribution". An amount contributed to the Plan by the Employer or an Eligible Employee, and allocated by contribution type to Participants' Accounts, as described in
             Section 1.1.  Specific types of contribution include:

             (a) "Employee Pre-Tax Contribution". An amount contributed by an eligible Participant in conjunction with his or her Code section 401(k) salary deferral election which shall be treated as made by the Employer on an eligible Participant's behalf.

             (b) "Rollover Contribution". An amount contributed by an Eligible Employee which originated from another employer's or an Employer's qualified plan.

             (c) "Employer Contribution". An amount contributed by the Employer on an eligible Participant's behalf based upon the amount contributed by the eligible Participant, except that for certain periods prior to the Effective Date "and allocated on a pay based formula" shall be substituted for the preceding reference to "based upon the amount contributed by the eligible Participant".

        1.12 "Contribution Dollar Limit". The annual limit placed on each Participant's Employee Pre-Tax Contributions, which shall be $7,000 per calendar year (as adjusted for the cost of living pursuant to Code sections 402(g)(5) and 415(d)). For purposes of this Section, a Participant's Employee Pre-Tax Contributions shall include (i) any employer contribution made under any qualified cash or deferred arrangement as defined in Code section 401(k) to the extent not includible in gross income for the taxable year under Code section 402(e)(3) or 402(h)(1)(B) (determined without regard to Code section 402(g)), and (ii) any employer contribution to purchase an annuity contract under Code section 403(b) under a salary reduction agreement (within the meaning of Code section 3121(a)(5)(D)).

        1.13 "Conversion Period". The period of converting the prior accounting system of the Plan and Trust, if such Plan and Trust were in existence prior to the Effective Date, or the prior accounting system of any plan and trust which is merged into this Plan and Trust subsequent to the Effective Date, to the accounting system described in Section 6.

        1.14 "Direct Rollover". An Eligible Rollover Distribution that is paid directly to an Eligible Retirement Plan for the benefit of a Distributee.

        1.15 "Disability". A Participant's total and permanent, mental or physical disability resulting in termination of


                                      3                          11/17/95
             employment as evidenced by presentation of medical evidence satisfactory to the Administrator.

        1.16 "Distributee". An Employee or former Employee, the surviving spouse of an Employee or former Employee and a spouse or former spouse of an Employee or former Employee determined to be an alternate payee under a QDRO.

        1.17 "Effective Date". The date upon which the provisions of this document become effective. This date is April 1, 1995, unless stated otherwise. ln general, the provisions of this document only apply to Participants who are Employees on or after the Effective Date. However, investment and distribution provisions apply to all Participants with Account balances to be invested or distributed after the Effective Date.

        1.18 "Eligible Employee". An Employee of an Employer, whose compensation and conditions of employment are covered by a collective bargaining agreement to which an Employer is a party, which agreement calls for the Employee's participation in the Plan, which collective bargaining units as of the Effective Date are:

             (a)  Lawrence Division, International Brotherhood of
                  Electrical Workers, Local 326 (a "Local 326 - Lawrence Employee");

             (b) Brockton Division, Utility Workers' Union of America, AFL-CIO, Local 273 (a "Local 273 - Brockton Employee");

             (c)  Northern Utilities, Inc., Portland Division,
                  Brotherhood of Utility Workers of New England,
                  Incorporated, Local No. 341 (a "Local 341 - Portland
                  Employee");

             (d) Granite State Gas Transmission, Inc., Brotherhood of Utility Workers of New England, Incorporated, Local No. 341 (a "Local 341 - Granite State Employee");

             (e) Springfield Division, United Steel Workers of America, AFL-CIO, Local - No. 12026 (a "Local 12026 -
                  Springfield Employee");

             (f) Springfield Division, International Brotherhood of Electrical Workers, Local No. 486 (a "Local 486 - Springfield Employee");

             (g) Northern Utilities, Inc, Portsmouth Division, United Steelworkers of America, AFL-CIO-CLC, Local No. 14930 (a "Local 14930 - Portsmouth Employee");


                                      4                          11/17/95

             (h) Brockton Propane, Oil, Chemical and Atomic Workers International Union, Quincy Local 8-366 (a "Local 8-366
                  - Brockton Propane Employee");

             (i) Northern Utilities, Inc., Lewiston Division, United Steelworkers of America, AFL-CIO, Amalgamated Local No. 14930, formerly Local No. 13868 (a "Local 14930 - Lewiston Employee"); and

             (j)  Northern Utilities, Inc., Salem Propane, United
                  Steelworkers of America, AFL-CIO-CLC, Local No. 14930, (a "Local 14930 - Salem Propane Employee").

        1.19 "Eligible Retirement Plan". An individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), or a qualified trust described in Code section 401(a), that accepts a Distributee's Eligible Rollover Distribution, except that with regard to an Eligible Rollover Distribution to a surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

        1.20 "Eligible Rollover Distribution". A distribution of all or any portion of the balance to the credit of a Distributee, excluding a distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of a Distributee or the joint lives (or joint life expectancies) of a Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; a distribution to the extent such distribution is required under Code section 401(a)(9); and the portion of a distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities).

        1.21 "Employee".  An individual who is:

             (a) directly employed by any Related Company and for whom any income for such employment is subject to withholding of income or social security taxes, or

             (b)  a Leased Employee.

        1.22 "Employer". The Company and any Subsidiary or other Related Company of either the Company or a Subsidiary which adopts this Plan with the approval of the Company.



                                      5                          11/17/95

        1.23 "ERISA". The Employee Retirement Income Security Act of 1974, as amended. Reference to any specific section shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

        1.24 "HCE" or "Highly Compensated Employee". An Employee described as a Highly Compensated Employee in Section 12.

        1.25 "Hour of Service". Each hour for which an Employee is entitled to:

             (a)  payment for the performance of duties for any Related
                  Company;

             (b) payment from any Related Company for any period during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, sickness, incapacity (including disability), layoff, leave of absence, jury duty or military service;

             (c) back pay, irrespective of mitigation of damages, by award or agreement with any Related Company (and these hours shall be credited to the period to which the agreement pertains); or

             (d) no payment, but is on a Leave of Absence (and these hours shall be based upon his or her normally scheduled hours per week or a 40 hour week if there is no regular schedule).

             The crediting of hours for which no duties are performed shall be in accordance with Department of Labor regulation sections 2530.200b-2(b) and (c). Actual hours shall be used whenever an accurate record of hours are maintained for an Employee. Otherwise, an equivalent number of hours shall be credited for each payroll period in which the Employee would be credited with at least 1 hour. The payroll period equivalencies are 45 hours weekly, 90 hours biweekly, 95 hours semimonthly and 190 hours monthly.

             An Employee's service with a predecessor or acquired company shall only be counted in the determination of his or her Hours of Service for eligibility and/or vesting purposes if
             (1) the Company directs that credit for such service be granted, or (2) a qualified plan of the predecessor or acquired company is subsequently maintained by any Employer or Related Company.



                                      6                          11/17/95

        1.26 "Ineligible". The Plan status of an individual during the period in which he or she is (1) an Employee of a Related Company which is not then an Employer, (2) an Employee, but not an Eligible Employee, or (3) not an Employee.

        1.27 "Investment Fund" or "Fund". An investment fund as described in Section 16.2. The Investment Funds authorized by the Administrator to be offered under the Plan as of the Effective Date are set forth in Appendix A.

        1.28 "Leased Employee". An individual who is deemed to be an employee of any Related Company as provided in Code section 414(n) or (o).

        1.29 "Leave of Absence". A period during which an individual is deemed to be an Employee, but is absent from active employment, provided that the absence:

             (a)  was authorized by a Related Company; or

             (b) was due to military service in the United States armed forces and the individual returns to active employment within the period during which he or she retains employment rights under federal law.

        1.30 "Loan Account". The record maintained for purposes of accounting for a Participant's loan and payments of principal and interest thereon.

        1.31 "NHCE" or "Non-Highly Compensated Employee". An Employee described as a Non-Highly Compensated Employee in Section 12.

        1.32 "Normal Retirement Date". The date of a Participant's 65th birthday.

        1.33 "Owner". A person with an ownership interest in the capital, profits, outstanding stock or voting power of a Related Company within the meaning of Code section 318 or 416 (which exclude indirect ownership through a qualified plan).

        1.34 "Participant". An Eligible Employee who begins to participate in the Plan after completing the eligibility requirements as described in Section 2.1. An Eligible Employee who makes a Rollover Contribution prior to completing the eligibility requirements as described in
             Section 2.1 shall also be considered a Participant, except that he or she shall not be considered a Participant for purposes of provisions related to Contributions, other than a Rollover Contribution, until he or she completes the

                                      7                          11/17/95
             eligibility requirements as described in Section 2.1. A Participant's participation continues until his or her employment with all Related Companies ends and his or her Account is distributed or forfeited.

        1.35 "Pay". The straight time wages, exclusive of all daily or weekly overtime, bonuses, supplementary compensation payments, retirement benefits and other forms of non-recurring compensation, but inclusive of shift differentials, Saturday/Sunday premiums, compensation paid at an alternative rate (not including compensation paid at an alternative rate to a salesperson) and seventy-five percent of sales commissions, paid to an Eligible Employee by an Employer while a Participant during the current period.

             Pay is neither increased by any salary credit or decreased by any salary reduction pursuant to Code sections 125 or 402(e)(3). Pay is limited to $150,000 (as adjusted for the cost of living pursuant to Code sections 401(a)(17) and 415(d)) per Plan Year.

        1.36 "Plan".  The Bay State Gas Company Savings Plan for
             Operating Employees set forth in this document, as from time to time amended.

        1.37 "Plan Year". The annual accounting period of the Plan and Trust which ends on each December 31.

        1.38 "QDRO". A domestic relations order which the Administrator has determined to be a qualified domestic relations order within the meaning of Code section 414(p).

        1.39 "Related Company". With respect to any Employer, that Employer and any corporation, trade or business which is, together with that Employer, a member of the same controlled group of corporations, a trade or business under common control, or an affiliated service group within the meaning of Code sections 414(b), (c), (m) or (o), except that for purposes of Section 13 "within the meaning of Code sections 414(b), (c), (m) or (o), as modified by Code section 415(h)" shall be substituted for the preceding reference to "within the meaning of Code section 414(b), (c), (m) or (o)".

        1.40 "Settlement Date". For each Trade Date, the Trustee's next business day.

        1.41 "Spousal Consent". The written consent given by a spouse to a Participant's Beneficiary designation. The spouse's consent must acknowledge the effect on the spouse of the Participant's designation, and be duly witnessed by a Plan representative or notary public. Spousal Consent shall be

                                      8                          11/17/95
             valid only with respect to the spouse who signs the Spousal Consent and only for the particular choice made by the Participant which requires Spousal Consent. A Participant may revoke (without Spousal Consent) a prior designation that required Spousal Consent at any time before payments begin. Spousal Consent also means a determination by the Administrator that there is no spouse, the spouse cannot be located, or such other circumstances as may be established by applicable law.

        1.42 "Subsidiary". A company which is 50% or more owned, directly or indirectly, by the Company.

        1.43 "Sweep Account".  The subsidiary Account for each
             Participant through which all transactions are processed, which is invested in interest bearing deposits of the Trustee.

        1.44 "Sweep Date". The cut off date and time for receiving instructions for transactions to be processed on the next Trade Date.

        1.45 "Taxable Income". Compensation in the amount reported by the Employer or a Related Company as 'Wages, tips, other compensation" on Form W-2, or any successor method of reporting under Code section 6041(d).

        1.46 "Trade Date". Each day the Investment Funds are valued, which is normally every day the assets of such Funds are traded.

        1.47 "Trust". The legal entity created by those provisions of this document which relate to the Trustee. The Trust is part of the Plan and holds the Plan assets which are comprised of the aggregate of Participants' Accounts and any unallocated funds invested in deposit or money market type assets pending allocation to Participants' Accounts or disbursement to pay Plan fees and expenses.

        1.48 "Trustee".  Wells Fargo Bank, National Association.

   2    ELIGIBILITY

        2.1  Eligibility

             All Participants as of April 1, 1995 shall continue their eligibility to participate. Each other Eligible Employee shall become a Participant on the first day of the next month after the date he or she completes a 12-month eligibility period in which he or she is credited with at least 1,000 Hours of Service. The initial eligibility period begins on the date an Employee first performs an Hour

                                      9                          11/17/95
             of Service. Subsequent eligibility periods begin with the start of each Plan Year beginning after the first Hour of Service is performed.

        2.2  Ineligible Employees

             If an Employee completes the above eligibility requirements, but is Ineligible at the time participation would otherwise begin (if he or she were not Ineligible), he or she shall become a Participant on the first subsequent date on which he or she is an Eligible Employee.

        2.3  Ineligible or Former Participants

             A Participant may not make or share in Plan Contributions, nor generally be eligible for a new Plan loan, during the period he or she is Ineligible, but he or she shall continue to participate for all other purposes. An Ineligible Participant or former Participant shall automatically become an active Participant on the date he or she again becomes an Eligible Employee.

   3    PARTICIPANT CONTRIBUTIONS

        3.1  Employee Pre-Tax Contribution Election

             Upon becoming a Participant, an Eligible Employee may elect to reduce his or her Pay by an amount which does not exceed the Contribution Dollar Limit, within the limits described in the Contribution Percentage Limits paragraph of this
             Section 3, and have such amount contributed to the Plan by the Employer as an Employee Pre-Tax Contribution. The election shall be made as a whole percentage of Pay in such manner and with such advance notice as prescribed by the Administrator. In no event shall an Employee's Employee Pre-Tax Contributions under the Plan and comparable contributions to all other plans, contracts or arrangements of all Related Companies exceed the Contribution Dollar 400147Limit for the Employee's taxable year beginning in the Plan Year.

        3.2  Changing a Contribution Election

             A Participant who is an Eligible Employee may change his or her Employee Pre-Tax Contribution election as of the first day of any month in such manner and with such advance notice as prescribed by the Administrator, and such election shall be effective with the first payroll paid after such date. Participants' Contribution election percentages shall automatically apply to Pay increases or decreases.



                                     10                          11/17/95

        3.3  Revoking and Resuming a Contribution Election

             A Participant may revoke his or her Contribution election at any time in such manner and with such advance notice as prescribed by the Administrator, and such revocation shall be effective with the first payroll paid after such date.

             A Participant who is an Eligible Employee may resume Contributions by making a new Contribution election at the same time in which a Participant may change his or her election in such manner and with such advance notice as prescribed by the Administrator, and such election shall be effective with the first payroll paid after such date.

        3.4  Contribution Percentage Limits

             The Administrator may establish and change from time to time, in writing, without the necessity of amending this Plan and Trust, the minimum, if applicable, and maximum Employee Pre-Tax Contribution percentages, prospectively (for the current Plan Year), for all Participants. In addition, the Administrator may establish any lower percentage limits for Highly Compensated Employees as it deems necessary to satisfy the tests described in Section
             12. As of the Effective Date, the Employee Pre-Tax Contribution maximum percentage is 15%.

             Irrespective of the limits that may be established by the Administrator in accordance with this paragraph, in no event shall the contributions made by or on behalf of a Participant for a Plan Year exceed the maximum allowable under Code section 415.

        3.5  Refunds When Contribution Dollar Limit Exceeded

             A Participant who makes Employee Pre-Tax Contributions for a calendar year to this Plan and comparable contributions to any other qualified defined contribution plan in excess of the Contribution Dollar Limit may notify the Administrator in writing by the following March 1 (or as late as April 14 if allowed by the Administrator) that an excess has occurred. In this event, the amount of the excess specified by the Participant adjusted for investment gain or loss, shall be refunded to him or her by April 15 and shall not be included as an Annual Addition under Code section 415 for the year contributed. Refunds shall not include investment gain or loss for the period between the end of the applicable calendar year and the date of distribution. Excess amounts shall first be taken from unmatched Employee Pre-Tax Contributions and then from matched Employee Pre-Tax Contributions. Any Employer Contributions attributable to refunded excess Employee Pre-Tax Contributions as described

                                     11                          11/17/95
             in this Section shall be forfeited and used to reduce Contributions made by an Employer as soon as administratively feasible.

        3.6  Timing, Posting and Tax Considerations

             Participants' Contributions, other than Rollover Contributions, may only be made through payroll deduction. Such amounts shall be paid to the Trustee in cash and posted to each Participant's Account(s) as soon as such amounts can reasonably be separated from the Employer's general assets and balanced against the specific amount made on behalf of each Participant. In no event, however, shall such amounts be paid to the Trustee more than 90 days after the date amounts are deducted from a Participant's Pay. Employee Pre-Tax Contributions shall be treated as Contributions made by an Employer in determining tax deductions under Code section 404(a).

   4    ROLLOVERS AND TRANSFERS FROM AND TO OTHER QUALIFIED PLANS

        4.1  Rollovers

             The Administrator may authorize the Trustee to accept a rollover contribution, within the meaning of Code section 402(c) or 408(d)(3)(A)(ii), in cash, directly from an Eligible Employee or as a Direct Rollover from another qualified plan on behalf of the Eligible Employee, even if he or she is not yet a Participant. The Employee shall be responsible for furnishing satisfactory evidence, in such manner as prescribed by the Administrator, that the amount is eligible for rollover treatment. A rollover contribution received directly from an Eligible Employee must be paid to the Trustee in cash within 60 days after the date received by the Eligible Employee from a qualified plan or conduit individual retirement account. Contributions described in this paragraph shall be posted to the applicable Employee's Rollover Account as of the date received by the Trustee.

             If it is later determined that an amount contributed pursuant to the above paragraph did not in fact qualify as a rollover contribution under Code section 402(c) or 408(d)(3)(A)(ii), the balance credited to the Employee's Rollover Account shall immediately be (1) segregated from all other Plan assets, (2) treated as a nonqualified trust established by and for the benefit of the Employee, and (3) distributed to the Employee. Any such nonqualifying rollover shall be deemed never to have been a part of the Plan.




                                     12                          11/17/95

        4.2  Transfers From and To Other Qualified Plans

             The Administrator may instruct the Trustee to receive assets in cash or in kind directly from another qualified plan or transfer assets in cash or in kind directly to another qualified plan; provided that a transfer should not be directed if:

             (a)  any amounts are not exempted by Code section
                  401(a)(11)(B) from the annuity requirements of Code
                  section 417 unless, in the event of a receipt of assets, the Plan complies with such requirements or, in the event of a transfer of assets, the receiving plan complies with such requirements; or

             (b) any amounts include benefits protected by Code section 411(d)(6) which would not be preserved under applicable Plan provisions, in the event of a receipt of assets or, under the applicable provisions of the receiving plan, in the event of a transfer of assets.

             The Trustee may refuse the receipt of any transfer if:

             (a)  the Trustee finds the in-kind assets unacceptable; or

             (b) instructions for posting amounts to Participants' Accounts are incomplete.

             Such amounts shall be posted to the appropriate Accounts of Participants as of the date received by the Trustee.

   5    EMPLOYER CONTRIBUTIONS

        5.1  Employer Contributions

             (a) Frequency and Eligibility. For each period for which Participants' Contributions are made, the Employer shall make Employer Contributions on behalf of each Participant who contributed during the period and is so eligible for Employer Contributions under his or her governing collective bargaining agreement as set forth in Schedules A though I.

             (b)  Amount and Allocation Method.  The Employer
                  Contributions for each period shall be in an amount determined by and allocated in accordance with the governing collective bargaining agreement as set forth in Schedules A through I.

             (c) Timing, Medium and Posting. The Employer shall make each period's Employer Contribution in cash as soon as administratively feasible, and for purposes of

                                     13                          11/17/95
                  deducting such Contribution, not later than the Employer's federal tax filing date, including extensions. The Trustee shall post such amount to each Participant's Employer Account once the total Contribution received has been balanced against the specific amount to be credited to each Participant's Employer Account.

   6    ACCOUNTING

        6.1  Individual Participant Accounting

             The Administrator shall maintain an individual set of Accounts for each Participant in order to reflect transactions both by type of Contribution and investment medium. Financial transactions shall be accounted for at the individual Account level by posting each transaction to the appropriate Account of each affected Participant. Participant Account values shall be maintained in shares for the Investment Funds and in dollars for the Sweep and Loan Accounts. At any point in time, the Account value shall be determined using the most recent Trade Date values provided by the Trustee.

        6.2  Sweep Account is Transaction Account

             All transactions related to amounts being contributed to or distributed from the Trust shall be posted to each affected Participant's Sweep Account. Any amount held in the Sweep Account shall be credited with interest up until the date on which it is removed from the Sweep Account.

        6.3  Trade Date Accounting and Investment Cycle

             Participant Account values shall be determined as of each Trade Date. For any transaction to be processed as of a Trade Date, the Trustee must receive instructions for the transaction by the Sweep Date. Such instructions shall apply to amounts held in the Account on that Sweep Date. Financial transactions of the Investment Funds shall be posted to Participants' Accounts as of the Trade Date, based upon the Trade Date values provided by the Trustee, and settled on the Settlement Date.

        6.4  Accounting for Investment Funds

             Investments in each Investment Fund shall be maintained in shares. The Trustee is responsible for determining the share values of each Investment Fund as of each Trade Date. To the extent an Investment Fund is comprised of collective investment funds of the Trustee, or any other fiduciary to the Plan, the share values shall be determined in accordance

                                     14                          11/17/95
             with the rules governing such collective investment funds, which are incorporated herein by reference. All other share values shall be determined by the Trustee. The share value of each Investment Fund shall be based on the fair market value of its underlying assets.

        6.5  Payment of Fees and Expenses

             Except to the extent Plan fees and expenses related to Account maintenance, transaction and Investment Fund management and maintenance, as set forth below, are paid by the Employer directly, such fees and expenses shall be paid as set forth below. The Employer may pay a lower portion of the fees and expenses allocable to the Accounts of Participants who are no longer Employees or who are not Beneficiaries, unless doing so would result in discrimination.

             (a) Account Maintenance: Account maintenance fees and expenses, may include but are not limited to, administrative, Trustee, government annual report preparation, audit, legal, nondiscrimination testing and fees for any other special services. Account maintenance fees shall be charged to Participants on a per Participant basis provided that no fee shall reduce a Participant's Account balance below zero.

             (b) Transaction: Transaction fees and expenses, may include but are not limited to, periodic installment payment, Investment Fund election change and loan fees. Transaction fees shall be charged to the Participant's Account involved in the transaction provided that no fee shall reduce a Participant's Account balance below zero.

             (c) Investment Fund Management and Maintenance: Management and maintenance fees and expenses related to the Investment Funds shall be charged at the Investment Fund level and reflected in the net gain or loss of each Fund.

             As of the Effective Date, a breakdown of which Plan fees and expenses shall generally be borne by the Trust (and charged to individual Participants' Accounts or charged at the Investment Fund level and reflected in the net gain or loss of each Fund) and those that shall be paid by the Employer is set forth in Appendix B and may be changed from time to time by the Administrator, in writing, without the necessity of amending this Plan and Trust.




                                     15                          11/17/95

             The Trustee shall have the authority to pay any such fees and expenses, which remain unpaid by the Employer for 60 days, from the Trust.

        6.6  Accounting for Participant Loans

             Participant loans shall be held in a separate Loan Account of the Participant and accounted for in dollars as an earmarked asset of the borrowing Participant's Account.

        6.7  Error Correction

             The Administrator may correct any errors or omissions in the administration of the Plan by restoring any Participant's Account balance with the amount that would be credited to the Account had no error or omission been made. Funds necessary for any such restoration shall be provided through payment made by the Employer, or by the Trustee to the extent the error or omission is attributable to actions or inactions of the Trustee.

        6.8  Participant Statements

             The Administrator shall provide Participants with statements of their Accounts as soon after the end of each quarter of the Plan Year as administratively feasible.

        6.9  Special Accounting During Conversion Period

             The Administrator and Trustee may use any reasonable accounting methods in performing their respective duties during any Conversion Period. This includes, but is not limited to, the method for allocating net investment gains or losses and the extent, if any, to which contributions received by and distributions paid from the Trust during this period share in such allocation.

        6.10 Accounts for QDRO Beneficiaries

             A separate Account shall be established for an alternate payee entitled to any portion of a Participant's Account under a QDRO as of the date and in accordance with the directions specified in the QDRO. In addition, a separate Account may be established during the period of time the Administrator, a court of competent jurisdiction or other appropriate person is determining whether a domestic relations order qualifies as a QDRO. Such a separate Account shall be valued and accounted for in the same manner as any other Account.

             (a) Distributions Pursuant to QDROs. If a QDRO so provides, the portion of a Participant's Account

                                     16                          11/17/95
                  payable to an alternate payee may be distributed, in a form as permissible under Section 11, to the alternate payee at the time specified in the QDRO, regardless of whether the Participant is entitled to a distribution from the Plan at such time.

             (b) Participant Loans. Except to the extent required by law, an alternate payee, on whose behalf a separate Account has been established, shall not be entitled to borrow from such Account. If a QDRO specifies that the alternate payee is entitled to any portion of the Account of a Participant who has an outstanding loan balance, all outstanding loans shall generally continue to be held in the Participant's Account and shall not be divided between the Participant's and alternate payee's Accounts.

             (c) Investment Direction. Where a separate Account has been established on behalf of an alternate payee and has not yet been distributed, the alternate payee may direct the investment of such Account in the same manner as if he or she were a Participant.

   7    INVESTMENT FUNDS AND ELECTIONS

        7.1  Investment Funds

             Except for Participants' Sweep and Loan Accounts, the Trust shall be maintained in various Investment Funds. The Administrator shall select the Investment Funds offered to Participants and may change the number or composition of the Investment Funds, subject to the terms and conditions agreed to with the Trustee. As of the Effective Date, a list of the Investment Funds offered under the Plan is set forth in Appendix A, and may be changed from time to time by the Administrator, in writing, and as agreed to by the Trustee, without the necessity of amending this Plan and Trust.

        7.2  Investment Fund Elections

             Each Participant shall direct the investment of all of his or her Contribution Accounts.

             A Participant shall make his or her investment election in any combination of one or any number of the Investment Funds offered in accordance with the procedures established by the Administrator and Trustee. However, during any Conversion Period, Trust assets may be held in any investment vehicle permitted by the Plan, as directed by the Administrator, irrespective of Participant investment elections.



                                     17                          11/17/95

             The Administrator may set a maximum percentage of the total election that a Participant may direct into any specific Investment Fund, which maximum, if any, as of the Effective Date is set forth in Appendix A, and may be changed from time to time by the Administrator, in writing, without the necessity of amending this Plan and Trust.

        7.3  Responsibility for Investment Choice

             Each Participant shall be solely responsible for the selection of his or her Investment Fund choices. No fiduciary with respect to the Plan is empowered to advise a Participant as to the manner in which his or her Accounts are to be invested, and the fact that an Investment Fund is offered shall not be construed to be a recommendation for investment.

        7.4  Default if No Election

             The Administrator shall specify an Investment Fund for the investment of that portion of a Participant's Account which is not yet held in an Investment Fund and for which no valid investment election is on file. The investment Fund specified as of the Effective Date is set forth in Appendix A, and may be changed from time to time by the Administrator, in writing, without the necessity of amending this Plan and Trust.

        7.5  Timing

             A Participant shall make his or her initial investment election upon becoming a Participant and may change his or her investment election at any time in accordance with the procedures established by the Administrator and Trustee. Investment elections received by the Trustee by the Sweep Date shall be effective on the following Trade Date.

        7.6  Investment Fund Election Change Fees

             A reasonable processing fee may be charged directly to a Participant's Account for Investment Fund election changes in excess of a specified number per year as determined by the Administrator.

   8    VESTING

        8.1  Fully Vested Contribution Accounts

             A Participant shall be fully vested in all Accounts at all times.



                                     18                          11/17/95

   9    PARTICIPANT LOANS

        9.1  Participant Loans Permitted

             Loans to Participants are permitted pursuant to the terms and conditions set forth in this Section.

        9.2  Loan Application, Note and Security

             A Participant shall apply for any loan in such manner and with such advance notice as prescribed by the Administrator. All loans shall be evidenced by a promissory note, secured only by the portion of the Participant's Account from which the loan is made, and the Plan shall have a lien on this portion of his or her Account.

        9.3  Spousal Consent

             A Participant is not required to obtain Spousal Consent in order to take out a loan under the Plan.

        9.4  Loan Approval

             The Administrator, or the Trustee, if otherwise authorized by the Administrator and agreed to by the Trustee, is responsible for determining that a loan request conforms to the requirements described in this Section and granting such request.

        9.5  Loan Funding Limits, Account Sources and Funding Order

             The loan amount must meet all of the following limits as determined as of the Sweep Date the loan is processed and shall be funded from the Participant's Accounts as follows:

             (a) Plan Minimum Limit. The minimum amount for any loan is $1,000.

             (b) Plan Maximum Limit, Account Sources and Funding Order. Subject to the legal limit described in (c) below, the maximum a Participant may borrow, including the outstanding balance of existing Plan loans, is 100% of the following of the Participant's Accounts which are fully vested in the priority order as follows:

                       Employee Pre-Tax Account
                       Employer Account
                       Prior Company Account
                       Rollover Account
                       Prior After-Tax Account



                                     19                          11/17/95

             (c) Legal Maximum Limit. The maximum a Participant may borrow, including the outstanding balance of existing Plan loans, is 50% of his or her vested Account balance, not to exceed $50,000. However, the $50,000 maximum is reduced by the Participant's highest outstanding loan balance during the 12 month period ending on the day before the Sweep Date as of which the loan is made. For purposes of this paragraph, the qualified plans of all Related Companies shall be treated as though they are part of this Plan to the extent it would decrease the maximum loan amount.

        9.6  Maximum Number of Loans

             A Participant may have a maximum of two loans outstanding at any given time.

        9.7  Source and Timing of Loan Funding

             A loan to a Participant shall be made solely from the assets of his or her own Account. The available assets shall be determined first by Account type and then within each Account used for funding a loan, amounts shall first be taken from the Sweep Account and then taken by Investment Fund in direct proportion to the market value of the Participant's interest in each Investment Fund as of the Trade Date on which the loan is processed.

             The loan shall be funded on the Settlement Date following the Trade Date as of which the loan is processed. The Trustee shall make payment to the Participant as soon thereafter as administratively feasible.

        9.8  Interest Rate

             The interest rate charged on Participant loans shall be a fixed reasonable rate of interest, determined from time to time by the Administrator, which provides the Plan with a return commensurate with the prevailing interest rate charged by persons in the business of lending money for loans which would be made under similar circumstances. As of the Effective Date, the interest rate is determined as set forth in Appendix C, and may be changed from time to time by the Administrator, in writing, without the necessity of amending this Plan and Trust.

        9.9  Loan Payment

             Substantially level amortization shall be required of each loan with payments made at least monthly, generally through payroll deduction. Loans may be prepaid in full or in part


                                     20                          11/17/95
             at any time. The Participant may choose the loan repayment period, not to exceed five years.

        9.10 Loan Payment Hierarchy

             Loan principal payments shall be credited to the Participant's Accounts in the inverse of the order used to fund the loan. Loan interest shall be credited to the Participant's Accounts in direct proportion to the principal payment. Loan payments are credited to the Investment Funds based upon the Participant's current investment election for new Contributions.

        9.11 Repayment Suspension

             The Administrator may agree to a suspension of loan payments for up to 12 months for a Participant who is on a Leave of Absence without pay. During the suspension period interest shall continue to accrue on the outstanding loan balance.
             At the expiration of the suspension period all outstanding loan payments and accrued interest thereon shall be due unless otherwise agreed upon by the Administrator.

        9.12 Loan Default

             A loan is treated as a default if scheduled loan payments are more than 90 days late. A Participant shall then have 30 days from the time he or she receives written notice of the default and a demand for past due amounts to cure the default before it becomes final.

             In the event of default, the Administrator may direct the Trustee to report the outstanding principal balance of the loan and accrued interest thereon as a taxable distribution. As soon as a Plan withdrawal or distribution to such Participant would otherwise be permitted, the Administrator may instruct the Trustee to execute upon its security interest in the Participant's Account by distributing the note to the Participant.

        9.13 Call Feature

             The Administrator shall have the right to call any Participant loan once a Participant's employment with all Related Companies has terminated or if the Plan is terminated.







                                     21                          11/17/95

   10   IN-SERVICE WITHDRAWALS

        10.1 In-Service Withdrawals Permitted

             In-service withdrawals to a Participant who is an Employee are permitted pursuant to the terms and conditions set forth in this Section and as required by law as set forth in
             Section 11. Except to the extent as required by law as set forth in Section 11, in-service withdrawals under the Plan are limited to those in-service withdrawals described in Sections 10.7 through 10.11.

        10.2 In-Service Withdrawal Application and Notice

             A Participant shall apply for an in-service withdrawal in such manner and with such advance notice as prescribed by the Administrator. The Participant shall be provided the notice prescribed by Code section 402(f).

             If an in-service withdrawal is one to which Code sections 401(a)(11) and 417 do not apply, such in-service withdrawal may commence less than 30 days after the aforementioned notice is provided, if:

             (a) the Participant is clearly informed that he or she has the right to a period of at least 30 days after receipt of such notice to consider his or her option to elect or not elect a Direct Rollover for all or a portion, if any, of his or her in-service withdrawal which shall constitute an Eligible Rollover Distribution; and

             (b) the Participant after receiving such notice, affirmatively elects a Direct Rollover for all or a portion, if any, of his or her in-service withdrawal which shall constitute an Eligible Rollover Distribution or alternatively elects to have all or a portion made payable directly to him or her, thereby not electing a Direct Rollover for all or a portion thereof.

        10.3 Spousal Consent

             A Participant is not required to obtain Spousal Consent in order to make an in-service withdrawal under the Plan.

        10.4 In-Service Withdrawal Approval

             The Administrator, or the Trustee, if otherwise authorized by the Administrator and agreed to by the Trustee, is responsible for determining that an in-service withdrawal request conforms to the requirements described in this Section and granting such request.

                                     22                          11/17/95

        10.5 Minimum Amount, Payment Form and Medium

             There is no minimum amount for any type of withdrawal.

             The form of payment for an in-service withdrawal shall be a single lump sum and payment shall be made in cash. With regard to the portion of a withdrawal representing an Eligible Rollover Distribution, a Participant may elect a Direct Rollover for all or a portion of such amount.

        10.6 Source and Timing of In-Service Withdrawal Funding

             An in-service withdrawal to a Participant shall be made solely from the assets of his or her own Account and shall be based on the Account values as of the Trade Date the in-service withdrawal is processed. The available assets shall be determined first by Account type and then within each Account used for funding an in-service withdrawal, amounts shall first be taken from the Sweep Account and then taken by Investment Fund in direct proportion to the market value of the Participant's interest in each Investment Fund (which excludes his or her Loan Account balance) as of the Trade Date on which the in-service withdrawal is processed.

             The in-service withdrawal shall be funded on the Settlement Date following the Trade Date as of which the in-service withdrawal is processed. The Trustee shall make payment as soon thereafter as administratively feasible.

        10.7 Hardship Withdrawals

             (a) Requirements. A Participant who is an Employee may request the withdrawal of up to the amount necessary to satisfy a financial need including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal. Only requests for withdrawals (1) on account of a Participant's "Deemed Financial Need", and
                  (2) which are "Deemed Necessary" to satisfy the financial need shall be approved.

             (b) "Deemed Financial Need". An immediate and heavy financial need relating to:

                  (1) the payment of unreimbursable medical expenses described under Code section 213(d) incurred (or to be incurred) by the Employee, his or her spouse or dependents;

                  (2) the purchase (excluding mortgage payments) of the Employee's principal residence;


                                     23                          11/17/95

                  (3) the payment of unreimbursable tuition, related educational fees and room and board for up to the next 12 months of post-secondary education for the Employee, his or her spouse or dependents;

                  (4) the payment of amounts necessary for the Employee to prevent losing his or her principal residence through eviction or foreclosure on the mortgage; or

                  (5) any other circumstance specifically permitted under Code section 401(k)(2)(B)(i)(IV).

             (c) "Deemed Necessary". A withdrawal is "deemed necessary" to satisfy the financial need only if the withdrawal amount does not exceed the financial need and all of these conditions are met:

                  (1) the Employee has obtained all possible withdrawals (other than hardship withdrawals) and nontaxable loans available from this Plan and all other plans maintained by Related Companies;

                  (2) the Administrator shall suspend the Employee from making any contributions to this Plan and all other qualified and nonqualified plans of deferred compensation and all stock option or stock purchase plans maintained by Related Companies for 12 months from the date the withdrawal payment is made; and

                  (3) the Administrator shall reduce the Contribution Dollar Limit for the Employee with regard to this Plan and all other plans maintained by Related Companies, for the calendar year next following the calendar year of the withdrawal by the amount of the Employee's Employee Pre-Tax Contributions for the calendar year of the withdrawal.

             (d) Account Sources and Funding Order. All available amounts must first be withdrawn from a Participant's Prior After-Tax Account. The remaining withdrawal amount shall come from the following of the Participant's fully vested Accounts, in the priority order as follows:

                       Rollover Account
                       Employer Account
                       Prior Company Account
                       Employee Pre-Tax Account



                                     24                          11/17/95

                  The amount that may be withdrawn from a Participant's Employee Pre-Tax Account shall not include any earnings credited to his or her Employee Pre-Tax Account after the start of the first Plan Year beginning after December 31,1988.

             (e) Permitted Frequency. There is no restriction on the number of Hardship withdrawals permitted to a Participant.

             (f) Suspension from Further Contributions. Upon making a Hardship withdrawal, a Participant may not make additional Employee Pre-Tax Contributions (or additional contributions to all other qualified and nonqualified plans of deferred compensation and all stock option or stock purchase plans maintained by Related Companies) for a period of 12 months from the date the withdrawal payment is made.

        10.8 Prior After-Tax Account Withdrawals

             (a) Requirements. A Participant who is an Employee may withdraw from the Accounts listed in paragraph (b) below.

             (b) Account Sources and Funding Order. The withdrawal amount shall come from a Participant's Prior After-Tax Account.

             (c) Permitted Frequency. The maximum number of Prior After-Tax Account withdrawals permitted to a Participant in any 12-month period is one.

             (d) Suspension from Further Contributions. An Prior After-Tax Account withdrawal shall not affect a Participant's ability to make or be eligible to receive further Contributions.

        10.9 Rollover Account Withdrawals

             (a) Requirements. A Participant who is an Employee may withdraw from the Accounts listed in paragraph (b) below.

             (b) Account Sources and Funding Order. The withdrawal amount shall come from a Participant's Rollover
                  Account.

             (c) Permitted Frequency. The maximum number of Rollover Account withdrawals permitted to a Participant in any 12-month period is one.


                                     25                          11/17/95

             (d) Suspension from Further Contributions. A Rollover Account withdrawal shall not affect a Participant's ability to make or be eligible to receive further Contributions.

        10.10     Over Age 59 1/2 Withdrawals

             (a) Requirements. A Participant who is an Employee and over age 59 1/2 may withdraw from the Accounts listed in paragraph (b) below.

             (b) Account Sources and Funding Order. The withdrawal amount shall come from the following of the Participant's fully vested Accounts, in the priority order as follows, except that the Participant may instead choose to have amounts taken from his or her Prior After-Tax Account first:

                       Rollover Account
                       Employee Pre-Tax Account
                       Employer Account
                       Prior Company Account
                       Prior After-Tax Account

             (c) Permitted Frequency. The maximum number of Over Age 59 1/2 withdrawals permitted to a Participant in any 12-month period is one.

             (d) Suspension from Further Contributions. An Over Age 59 1/2 withdrawal shall not affect a Participant's ability to make or be eligible to receive further
                  Contributions.

        10.11     Prior Company Account Plus Withdrawals

             (a) Requirements. A Participant who is an Employee may withdraw from the Accounts listed in paragraph (b) below.

             (b) Account Sources and Funding Order. The withdrawal amount shall come from the following of the Participant's fully vested Accounts, in the priority order as follows, except that the Participant may instead choose to have amounts taken from his or her Prior After-Tax Account first:

                       Rollover Account
                       Prior Company Account
                       Prior After-Tax Account




                                     26                          11/17/95

             (c) Permitted Frequency. The maximum number of Prior Company Plus Account withdrawals permitted to a Participant in any 12-month period is one.

             (d) Suspension from Further Contributions. A Prior Company Account Plus withdrawal shall not affect a Participant's ability to make or be eligible to receive further Contributions.

   11   DISTRIBUTIONS ONCE EMPLOYMENT ENDS OR AS REQUIRED BY LAW

        11.1 Benefit Information, Notices and Election

             A Participant, or his or her Beneficiary in the case of his or her death, shall be provided with information regarding all optional times and forms of distribution available, to include the notices prescribed by Code section 402(f) and Code section 411(a)(11). Subject to the other requirements of this Section, a Participant, or his or her Beneficiary in the case of his or her death, may elect, in such manner and with such advance notice as prescribed by the Administrator, to have his or her vested Account balance paid to him or her beginning upon any Settlement Date following the Participant's termination of employment with all Related Companies or, if earlier, at the time required by law as set forth in Section 11.6.

             If a distribution is one to which Code sections 401(a)(11) and 417 do not apply, such distribution may commence less than 30 days after the aforementioned notices are provided, if:

             (a) the Participant is clearly informed that he or she has the right to a period of at least 30 days after receipt of such notices to consider the decision as to whether to elect a distribution and if so to elect a particular form of distribution and to elect or not elect a Direct Rollover for all or a portion, if any, of his or her distribution which shall constitute an Eligible Rollover Distribution; and

             (b) the Participant after receiving such notices, affirmatively elects a distribution and a Direct Rollover for all or a portion, if any, of his or her distribution which shall constitute an Eligible Rollover Distribution or alternatively elects to have all or a portion made payable directly to him or her, thereby not electing a Direct Rollover for all or a portion thereof.




                                     27                          11/17/95

        11.2 Spousal Consent

             A Participant is not required to obtain Spousal Consent in order to receive a distribution under the Plan.

        11.3 Payment Form and Medium

             Except to the extent otherwise provided by Section 11.4, a Participant may elect to be paid in any of these forms:

             (a)  a single lump sum,

             (b) a portion paid in a lump sum, and the remainder paid later, or

             (c) periodic installments over a period not to exceed the life expectancy of the Participant and his or her Beneficiary.

             Distributions shall be made in cash, except to the extent a distribution consists of a loan call as described in Section
             9. Alternatively, a Participant may elect that a lump sum payment be made in the form of whole shares of Company Stock and cash in lieu of fractional shares to the extent invested in the Company Stock Fund. With regard to the portion of a distribution representing an Eligible Rollover Distribution, a Distributee may elect a Direct Rollover for all or a portion of such amount.

        11.4 Distribution of Small Amounts

             If after a Participant's employment with all Related Companies ends, the Participant's vested Account balance is $3,500 or less, and if at the time of any prior in-service withdrawal or distribution the Participant's vested Account balance did not exceed $3,500, the Participant's benefit shall be paid as a single lump sum as soon as administratively feasible in accordance with procedures prescribed by the Administrator.

        11.5 Source and Timing of Distribution Funding

             A distribution to a Participant shall be made solely from the assets of his or her own Accounts and shall be based on the Account values as of the Trade Date the distribution is processed. The available assets shall be determined first by Account type and then within each Account used for funding a distribution, amounts shall first be taken from the Sweep Account and then taken by Investment Fund in direct proportion to the market value of the Participant's interest in each Investment Fund as of the Trade Date on which the distribution is processed.

                                     28                          11/17/95

             The distribution shall be funded on the Settlement Date following the Trade Date as of which the distribution is processed. The Trustee shall make payment as soon thereafter as administratively feasible.

        11.6 Latest Commencement Permitted

             In addition to any other Plan requirements and unless a Participant elects otherwise, his or her benefit payments shall begin not later than 60 days after the end of the Plan Year in which he or she attains his or her Normal Retirement Date or retires, whichever is later. However, if the amount of the payment or the location of the Participant (after a reasonable search) cannot be ascertained by that deadline, payment shall be made no later than 60 days after the earliest date on which such amount or location is ascertained but in no event later than as described below.
             A Participant's failure to elect in such manner as prescribed by the Administrator to have his or her vested Account balance paid to him or her, shall be deemed an election by the Participant to defer his or her distribution.

             Benefit payments shall begin by the April 1 immediately following the end of the calendar year in which the Participant attains age 70 1/2, whether or not he or she is an Employee.

             If benefit payments cannot begin at the time required because the location of the Participant cannot be ascertained (after a reasonable search), the Administrator may, at any time thereafter, treat such person's Account as forfeited subject to the provisions of Section 18.5.

        11.7 Payment Within Life Expectancy

             The Participant's payment election must be consistent with the requirement of Code section 401(a)(9) that all payments are to be completed within a period not to exceed the lives or the joint and last survivor life expectancy of the Participant and his or her Beneficiary. The life expectancies of a Participant and his or her Beneficiary, if such Beneficiary is his or her spouse, may be recomputed annually.

        11.8 Incidental Benefit Rule

             The Participant's payment election must be consistent with the requirement that, if the Participant's spouse is not his or her sole primary Beneficiary, the minimum annual distribution for each calendar year, beginning with the year in which he or she attains age 70 1/2, shall not be less

                                     29                          11/17/95
             than the quotient obtained by dividing (a) the Participant's vested Account balance as of the last Trade Date of the preceding year by (b) the applicable divisor as determined under the incidental benefit requirements of Code section 401(a)(9).

        11.9 Payment to Beneficiary

             Payment to a Beneficiary must either: (1) be completed by the end of the calendar year that contains the fifth anniversary of the Participant's death or (2) begin by the end of the calendar year that contains the first anniversary of the Participant's death and be completed within the period of the Beneficiary's life or life expectancy, except that:

             (a) If the Participant dies after the April 1 immediately following the end of the calendar year in which he or she attains age 70 1/2, payment to his or her Beneficiary must be made at least as rapidly as provided in the Participant's distribution election;

             (b) If the surviving spouse is the Beneficiary, payments need not begin until the end of the calendar year in which the Participant would have attained age 70 1/2 and must be completed within the spouse's life or life expectancy; and

             (c) If the Participant and the surviving spouse who is the Beneficiary die (1) before the April immediately following the end of the calendar year in which the Participant would have attained age 70 1/2 and (2) before payments have begun to the spouse, the spouse shall be treated as the Participant in applying these rules.

        11.10     Beneficiary Designation

             Each Participant may complete a beneficiary designation form indicating the Beneficiary who is to receive the Participant's remaining Plan interest at the time of his or her death. The designation may be changed at any time. However, a Participant's spouse shall be the sole primary Beneficiary unless the designation includes Spousal Consent for another Beneficiary. If no proper designation is in effect at the time of a Participant's death or if the Beneficiary does not survive the Participant, the Beneficiary shall be, in the order listed, the:

             (a)  Participant's surviving spouse,



                                     30                          11/17/95

             (b) Participant's children, in equal shares, (or if a child does not survive the Participant, and that child leaves issue, the issue shall be entitled to that child's share, by right of representation) or

             (c)  Participant's estate.

   12   ADP AND ACP TESTS

        12.1 Contribution Limitation Definitions

             The following definitions are applicable to this Section 12 (where a definition is contained in both Sections 1 and 12, for purposes of Section 12 the Section 12 definition shall be controlling):

             (a) "ACP" or "Average Contribution Percentage". The Average Percentage calculated using Contributions allocated to Participants as of a date within the Plan Year.

             (b) "ACP Test". The determination of whether the ACP is in compliance with the Basic or Alternative Limitation for a Plan Year (as defined in Section 12.2).

             (c) "ADP" or "Average Deferral Percentage". The Average Percentage calculated using Deferrals allocated to Participants as of a date within the Plan Year.

             (d) "ADP Test". The determination of whether the ADP is in compliance with the Basic or Alternative Limitation for a Plan Year (as defined in Section 12.2).

             (e) "Average Percentage". The average of the calculated percentages for Participants within the specified group. The calculated percentage refers to either the "Deferrals" or "Contributions" (as defined in this Section) made on each Participant's behalf for the Plan Year, divided by his or her Compensation for the portion of the Plan Year in which he or she was an Eligible Employee while a Participant. (Employee Pre-Tax Contributions to this Plan or comparable contributions to plans of Related Companies which shall be refunded solely because they exceed the Contribution Dollar Limit are included in the percentage for the HCE Group but not for the NHCE Group.)

             (f) "Contributions" shall include Employer Contributions. In addition, Contributions may include Employee Pre-Tax Contributions, but only to the extent that (1) the Employer elects to use them, (2) they are not used or counted in the ADP Test and (3) they otherwise satisfy

                                     31                          11/17/95
                  the requirements as prescribed under Code section 401(m) permitting treatment as Contributions for purposes of the ACP Test.

             (g)  "Deferrals" shall include Employee Pre-Tax
                  Contributions.

             (h) "Family Member". An Employee who is, at any time during the Plan Year or Lookback Year, a spouse, lineal ascendant or descendant, or spouse of a lineal ascendant or descendant of (1) an active or former Employee who at any time during the Plan Year or Lookback Year is a more than 5% Owner (within the meaning of Code section 414(q)(3)), or (2) an HCE who is among the 10 Employees with the highest Compensation for such Year.

             (i) "HCE" or "Highly Compensated Employee". With respect to each Employer and its Related Companies, an Employee during the Plan Year or Lookback Year who (in accordance with Code section 414(q)):

                  (1) Was a more than 5% Owner at any time during the Lookback Year or Plan Year;

                  (2) Received Compensation during the Lookback Year (or in the Plan Year if among the 100 Employees with the highest Compensation for such Year) in excess of (i) $75,000 (as adjusted for such Year pursuant to Code sections 414(q)(1) and 415(d)), or (ii) $50,000 (as adjusted for such Year pursuant to Code sections 414(q)(1) and 415(d)) in the case of a member of the "top-paid group" (within the meaning of Code section 414(q)(4)) for such Year), provided, however, that if the conditions of Code section 414(q)(12)(B)(ii) are met, the Company may elect for any Plan Year to apply clause (i) by substituting $50,000 for $75,000 and not to apply clause (ii);

                  (3) Was an officer of a Related Company and received Compensation during the Lookback Year (or in the Plan Year if among the 100 Employees with the highest Compensation for such Year) that is greater than 50% of the dollar limitation in effect under Code section 415(b)(1 )(A) and (d) for such Year (or if no officer has Compensation in excess of the threshold, the officer with the highest Compensation), provided that the number of officers shall be limited to 50 Employees (or, if less, the greater of three Employees or 10% of the Employees); or

                                     32                          11/17/95

                  (4) Was a Family Member at any time during the Lookback Year or Plan Year, in which case the Deferrals, Contributions and Compensation of the HCE and his or her Family Members shall be aggregated and they shall be treated as a single HCE.

                  A former Employee shall be treated as an HCE if (1) such former Employee was an HCE when he separated from service, or (2) such former Employee was an HCE in service at any time after attaining age 55.

                  The determination of who is an HCE, including the determinations of the number and identity of Employees in the top-paid group, the top 100 Employees and the number of Employees treated as officers shall be made in accordance with Code section 414(q).

             (j) "HCE Group" and "NHCE Group". With respect to each Employer and its Related Companies, the respective group of HCEs and NHCEs who are eligible to have amounts contributed on their behalf for the Plan Year, including Employees who would be eligible but for their election not to participate or to contribute, or because their Pay is greater than zero but does not exceed a stated minimum.

                  (1) If the Related Companies maintain two or more plans which are subject to the ADP or ACP Test and are considered as one plan for purposes of Code sections 401(a)(4) or 410(b), all such plans shall be aggregated and treated as one plan for purposes of meeting the ADP and ACP Tests, provided that the plans may only be aggregated if they have the same Plan Year.

                  (2) If an HCE, who is one of the top 10 paid Employees or a more than 5% Owner, has any Family Members, the Deferrals, Contributions and Compensation of such HCE and his or her Family Members shall be combined and treated as a single HCE. Such amounts for all other Family Members shall be removed from the NHCE Group percentage calculation and be combined with the HCE's.

                  (3) If an HCE is covered by more than one cash or deferred arrangement, or more than one arrangement permitting employee or matching contributions, maintained by the Related Companies, all such plans shall be aggregated and treated as one plan (other than those plans that may not be permissively aggregated) for purposes of

                                     33                          11/17/95
                       calculating the separate percentage for the HCE which is used in the determination of the Average Percentage.

             (k) "Lookback Year". Pursuant to Code section 414(q), the Company elects as the Lookback Year the current calendar year (ending with the Plan Year).

             (l)  "Multiple Use Test".  The test described in Section
                  12.4 which a Plan must meet where the Alternative Limitation (described in Section 12.2(b)) is used to meet both the ADP and ACP Tests.

             (m) "NHCE" or "Non-Highly Compensated Employee". An Employee who is not an HCE.

        12.2 ADP and ACP Tests

             For each Plan Year, the ADP and ACP for the HCE Group must meet either the Basic or Alternative Limitation when compared to the respective ADP and ACP for the NHCE Group, defined as follows:

             (a) Basic Limitation. The HCE Group Average Percentage may not exceed 1.25 times the NHCE Group Average percentage.

             (b)  Alternative Limitation.  The HCE Group Average
                  Percentage is limited by reference to the NHCE Group Average Percentage as follows:

                     If the NHCE Group          Then the Maximum HCE
                  Average Percentage is:     Group Average Percentage is:
                  ----------------------     ---------------------------

                        Less than 2%         2 times NHCE Group Average %
                          2% to 8%           NHCE Group Average % plus 2%
                       More than 8%          NA - Basic Limitation applies

        12.3 Correction of ADP and ACP Tests

             If the ADP or ACP Tests are not met, the Administrator shall determine, no later than the end of the next Plan Year, a maximum percentage to be used in place of the calculated percentage for all HCEs that would reduce the ADP and/or ACP for the HCE group by a sufficient amount to meet the ADP and ACP Tests. ADP and/or ACP corrections shall be made in accordance with the leveling method as described below.

             (a) ADP Correction. The HCE with the highest Deferral percentage shall have his or her Deferral percentage reduced to the lesser of the extent required to meet

                                     34                          11/17/95
                  the ADP Test or to cause his or her Deferral percentage to equal that of the HCE with the next highest Deferral percentage. The process shall be repeated until the ADP Test is met.

                  To the extent an HCE's Deferrals were determined to be reduced as described in the paragraph above, Employee Pre-Tax Contributions shall, by the end of the next Plan Year, be refunded to the HCE in an amount equal to the actual Deferrals minus the product of the maximum percentage and the HCE's Compensation, except that such amount to be refunded shall be reduced by Employee Pre-Tax Contributions previously refunded because they exceeded the Contribution Dollar Limit. The excess amounts shall first be taken from unmatched Employee Pre-Tax Contributions and then from matched Employee Pre-Tax Contributions. Any Employer Contributions attributable to refunded excess Employee Pre-Tax Contributions as described in this Section shall be forfeited and used to reduce Contributions made by an Employer as soon as administratively feasible.

             (b) ACP Correction. The HCE with the highest Contribution percentage shall have his or her Contribution percentage reduced to the lesser of the extent required to meet the ACP Test or to cause his or her Contribution percentage to equal that of the HCE with the next highest Contribution percentage. The process shall be repeated until the ACP Test is met.

                  To the extent an HCE's Contributions were determined to be reduced as described in the paragraph above, Employer Contributions shall, by the end of the next Plan Year, be refunded to the HCE in an amount equal to the actual Contributions minus the product of the maximum percentage and the HCE's Compensation.

             (c) Investment Fund Sources. Once the amount of excess Deferrals and/or Contributions is determined amounts shall first be taken from the Sweep Account and then taken by Investment Fund in direct proportion to the market value of the Participant's interest in each Investment Fund (which excludes his or her Loan Account balance) as of the Trade Date on which the correction is processed.

             (d) Family Member Correction. To the extent any reduction is necessary with respect to an HCE and his or her Family Members that have been combined and treated for testing purposes as a single Employee, the excess Deferrals and Contributions from the ADP and/or ACP Test shall be prorated among each such Participant in

                                     35                          11/17/95
                  direct proportion to his or her Deferrals or Contributions included in each Test.

        12.4 Multiple Use Test

             If the Alternative Limitation (defined in Section 12.2) is used to meet both the ADP and ACP Tests, the ADP and ACP for the HCE Group must also comply with the requirements of Code section 401(m)(9). Such Code section requires that the sum of the ADP and ACP for the HCE Group (as determined after any corrections needed to meet the ADP and ACP Tests have been made) not exceed the sum (which produces the most favorable result) of:

             (a) the Basic Limitation (defined in Section 12.2) applied to either the ADP or ACP for the NHCE Group, and

             (b) the Alternative Limitation applied to the other NHCE Group percentage.

        12.5 Correction of Multiple Use Test

             If the multiple use limit is exceeded, the Administrator shall determine a maximum percentage to be used in place of the calculated percentage for all HCEs that would reduce either or both the ADP or ACP for the HCE Group by a sufficient amount to meet the multiple use limit. Any excess shall be handled in the same manner that the distribution of excess Deferrals or Contributions are handled.

        12.6 Adjustment for Investment Gain or Loss

             Any excess Deferrals or Contributions to be refunded to a Participant in accordance with Section 12.3 or 12.5 shall be adjusted for investment gain or loss. Refunds shall not include investment gain or loss for the period between the end of the applicable Plan Year and the date of distribution.

        12.7 Testing Responsibilities and Required Records

             The Administrator shall be responsible for ensuring that the Plan meets the ADP Test, the ACP Test and the Multiple Use Test, and that the Contribution Dollar Limit is not exceeded. In carrying out its responsibilities, the Administrator shall have sole discretion to limit or reduce Deferrals or Contributions at any time. The Administrator shall maintain records which are sufficient to demonstrate that the ADP Test, the ACP Test and the Multiple Use Test, have been met for each Plan Year for at least as long as the Employer's corresponding tax year is open to audit.

                                     36                          11/17/95

        12.8 Separate Testing

             (a) Multiple Employers: The determination of HCEs, NHCEs, and the performance of the ADP Test, the ACP Test and Multiple Use Test, and any corrective action resulting therefrom, shall be made separately with regard to the Employees of each Employer (and its Related Companies) that is not a Related Company with the other Employer(s).

             (b) Collective Bargaining Units: The performance of the ADP Test, and if applicable, the ACP Test and Multiple Use Test, and any corrective action resulting therefrom, shall be applied separately to Employees who are eligible to participate in the Plan as a result of a collective bargaining agreement.

             In addition, separate testing may be applied, at the discretion of the Administrator and to the extent permitted under Treasury regulations, to any group of Employees for whom separate testing is permissible.

   13   MAXIMUM CONTRIBUTION AND BENEFIT LIMITATIONS

        13.1 "Annual Addition" Defined

             The sum of all amounts allocated to the Participant's Account for a Plan Year. Amounts include contributions (except for rollovers or transfers from another qualified plan), forfeitures and, if the Participant is a Key Employee (pursuant to Section 14) for the applicable or any prior Plan Year, medical benefits provided pursuant to Code section 419A(d)(1). For purposes of this Section 13.1, "Account" also includes a Participant's account in all other defined contribution plans currently or previously maintained by any Related Company. The Plan Year refers to the year to which the allocation pertains, regardless of when it was allocated. The Plan Year shall be the Code section 415 limitation year.

        13.2 Maximum Annual Addition

             The Annual Addition to a Participant's accounts under this Plan and any other defined contribution plan maintained by any Related Company for any Plan Year shall not exceed the lesser of (1) 25% of his or her Taxable Income or (2) $30,000 (as adjusted for the cost of living pursuant to Code section 415(d)).





                                     37                          11/17/95

        13.3 Avoiding an Excess Annual Addition

             If, at any time during a Plan Year, the allocation of any additional Contributions would produce an excess Annual Addition for such year, Contributions to be made for the remainder of the Plan Year shall be limited to the amount needed for each affected Participant to receive the maximum Annual Addition.

        13.4 Correcting an Excess Annual Addition

             Upon the discovery of an excess Annual Addition to a Participant's Account (resulting from forfeitures, allocations, reasonable error in determining Participant compensation or the amount of elective contributions, or other facts and circumstances acceptable to the Internal Revenue Service) the excess amount (adjusted to reflect investment gains) shall first be returned to the Participant to the extent of his or her Employee Pre-Tax Contributions (however to the extent Employee Pre-Tax Contributions were matched, the applicable Employer Contributions shall be forfeited in proportion to the returned matched Employee Pre-Tax Contributions) and the remaining excess, if any, shall be forfeited by the Participant and used to reduce Contributions made by an Employer as soon as administratively feasible.

        13.5 Correcting a Multiple Plan Excess

             If a Participant, whose Account is credited with an excess Annual Addition, received allocations to more than one defined contribution plan, the excess shall be corrected by reducing the Annual Addition to this Plan only after all possible reductions have been made to the other defined contribution plans.

        13.6 "Defined Benefit Fraction" Defined

             The fraction, for any Plan Year, where the numerator is the "projected annual benefit" and the denominator is the greater of 125% of the "protected current accrued benefit" or the normal limit which is the lesser of (1) 125% of the maximum dollar limitation provided under Code section 415(b)(1)(A) for the Plan Year or (2) 140% of the amount which may be taken into account under Code section 415(b)(1)(B) for the Plan Year, where a Participant's:

             (a) "projected annual benefit" is the annual benefit provided by the Plan determined pursuant to Code section 415(e)(2)(A), and



                                     38                          11/17/95

             (b) "protected current accrued benefit" in a defined benefit plan in existence (1) on July 1, 1982, shall be the accrued annual benefit provided for under Public Law 97-248, section 235(g)(4), as amended, or (2) on May 6, 1986, shall be the accrued annual benefit provided for under Public Law 99-514, section
                  1106(i)(3).

        13.7 "Defined Contribution Fraction" Defined

             The fraction where the numerator is the sum of the Participant's Annual Addition for each Plan Year to date and the denominator is the sum of the "annual amounts" for each year in which the Participant has performed service with a Related Company. The "annual amount" for any Plan Year is the lesser of (1)125% of the Code section 415(c)(1)(A) dollar limitation (determined without regard to subsection
             (c)(6)) in effect for the Plan Year and (2)140% of the Code section 415(c)(1)(B) amount in effect for the Plan Year, where:

             (a)  each Annual Addition is determined pursuant to the Code section 415(c) rules in effect for such Plan Year, and

             (b) the numerator is adjusted pursuant to Public Law 97-248, section 235(g)(3), as amended, or Public Law 99-514, section 1106(i)(4).

        13.8 Combined Plan Limits and Correction

             If a Participant has also participated in a defined benefit plan maintained by a Related Company, the sum of the Defined Benefit Fraction and the Defined Contribution Fraction for any Plan Year may not exceed 1.0. If the combined fraction exceeds 1.0 for any Plan Year, the Participant's benefit under any defined benefit plan (to the extent it has not been distributed or used to purchase an annuity contract) shall be limited so that the combined fraction does not exceed 1.0 before any defined contribution, limits shall be enforced.

   14   TOP HEAVY RULES

        14.1 Top Heavy Definitions

             When capitalized, the following words and phrases have the following meanings when used in this Section:

             (a) "Aggregation Group". The group consisting of each qualified plan of an Employer (and its Related
                  Companies) (1) in which a Key Employee is a participant or was a participant during the determination period

                                     39                          11/17/95

                  (regardless of whether such plan has terminated), or
                  (2) which enables another plan in the group to meet the requirements of Code sections 401(a)(4) or 410(b). The Employer may also treat any other qualified plan as part of the group if the group would continue to meet the requirements of Code sections 401(a)(4) and 410(b) with such plan being taken into account.

             (b) "Determination Date". The last Trade Date of the preceding Plan Year or, in the case of the Plan's first year, the last Trade Date of the first Plan Year.

             (c) "Key Employee". A current or former Employee (or his or her Beneficiary) who at any time during the five year period ending on the Determination Date was:

                  (1)  an officer of a Related Company whose Compensation
                       (i) exceeds 50% of the amount in effect under Code
                       section 415(b)(1)(A) and (ii) places him within the following highest paid group of officers:

                         Number of Employees             Number of
                       not Excluded Under Code         Highest Paid
                          Section 414(g)(8)          Officers Included
                       -----------------------       -----------------

                            Less than 30                     3
                            30 to 500               10% of the number of
                                                   Employees not excluded
                                                      under Code section
                                                          414(q)(8)

                            More than 500                    50

                  (2)  a more than 5% Owner,

                  (3)  a more than 1% Owner whose Compensation exceeds
                       $150,000, or

                  (4)  a more than 0.5% Owner who is among the 10
                       Employees owning the largest interest in a Related Company and whose Compensation exceeds the amount in effect under Code section 415(c)(1)(A).

             (d) "Plan Benefit". The sum as of the Determination Date of (1) an Employee's Account, (2) the present value of his or her other accrued benefits provided by all qualified plans within the Aggregation Group, and (3) the aggregate distributions made within the five year period ending on such date. Plan Benefits shall exclude Rollover Contributions and plan to plan transfers made after December 31, 1983 which are both

                                     40                          11/17/95
                  employee initiated and from a plan maintained by a non-related employer.

             (e) "Top Heavy". The Plan's status when the Plan Benefits of Key Employees account for more than 60% of the Plan Benefits of all Employees who have performed services at any time during the five year period ending on the Determination Date. The Plan Benefits of Employees who were, but are no longer, Key Employees (because they have not been an officer or Owner during the five year period), are excluded in the determination.

        14.2 Special Contributions

             (a) Minimum Contribution Requirement. For each Plan Year in which the Plan is Top Heavy, the Employer shall not allow any contributions (other than a Rollover Contribution from a plan maintained by a non-related employer) to be made by or on behalf of any Key Employee unless the Employer makes a contribution (other than contributions made by an Employer in accordance with a Participant's salary deferral election or contributions made by an Employer based upon the amount contributed by a Participant) on behalf of all Participants who were Eligible Employees as of the last day of the Plan Year in an amount equal to at least 3% of each such Participant's Taxable Income.
                  The Administrator shall remove any such contributions (including applicable investment gain or loss) credited to a Key Employee's Account in violation of the foregoing rule and return them to the Employer or Employee to the extent permitted by the Limited Return of Contributions paragraph of Section 18.

             (b) Overriding Minimum Benefit. Notwithstanding, contributions shall be permitted on behalf of Key Employees if the Employer also maintains a defined benefit plan which automatically provides a benefit which satisfies the Code section 416(c)(1) minimum benefit requirements, including the adjustment provided in Code section 416(h)(2)(A), if applicable. If this Plan is part of an aggregation group in which a Key Employee is receiving a benefit and no minimum is provided in any other plan, a minimum contribution of at least 3% of Taxable Income shall be provided to the Participants specified in the preceding paragraph. In addition, the Employer may offset a defined benefit minimum by contributions (other than contributions made by an, Employer in accordance with a Participant's salary deferral election or contributions made by an Employer based upon the amount contributed by a Participant) made to this Plan.

                                     41                          11/17/95

        14.3 Adjustment to Combined Limits for Different Plans

             For each Plan Year in which the Plan is Top Heavy, 100% shall be substituted for 125% in determining the Defined Benefit Fraction and the Defined Contribution Fraction.

   15   PLAN ADMINISTRATION

        15.1 Plan Delineates Authority and Responsibility

             Plan fiduciaries include the Company, the Administrator, the Committee and/or the Trustee, as applicable, whose specific duties are delineated in this Plan and Trust. Fiduciary duties or responsibilities may be delegated by the Company, Administrator or the Committee in writing in accordance with ERISA section 405. Plan fiduciaries shall include any other person to whom fiduciary duties or responsibility is delegated with respect to the Plan. Any person or group may serve in more than one fiduciary capacity with respect to the Plan. To the extent permitted under ERISA section 405, no fiduciary shall be liable for a breach by another fiduciary.

        15.2 Fiduciary Standards

             Each fiduciary shall:

             (a) discharge his or her duties in accordance with this Plan and Trust to the extent they are consistent with ERISA;

             (b) use that degree of care, skill, prudence and diligence that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

             (c) act with the exclusive purpose of providing benefits to Participants and their Beneficiaries, and defraying reasonable expenses of administering the Plan;

             (d) diversify Plan investments, to the extent such fiduciary is responsible for directing the investment of Plan assets, so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and

             (e) treat similarly situated Participants and Beneficiaries in a uniform and nondiscriminatory manner.





                                     42                          11/17/95

        15.3 Company is ERISA Plan Administrator

             The Company is the plan administrator, within the meaning of ERISA section 3(16), which is responsible for compliance with all reporting and disclosure requirements, except those that are explicitly the responsibility of the Trustee under applicable law. The Administrator and/or Committee shall have any necessary authority to carry out such functions through the actions of the Administrator, duly appointed officers of the Company, and/or the Committee.

        15.4 Administrator Duties

             The Administrator shall have the discretionary authority to construe this Plan and Trust, other than the provisions which relate to the Trustee, and to do all things necessary or convenient to effect the intent and purposes thereof, whether or not such powers are specifically set forth in this Plan and Trust. Actions taken in good faith by the Administrator shall be conclusive and binding on all interested parties, and shall be given the maximum possible deference allowed by law. ln addition to the duties listed elsewhere in this Plan and Trust, the Administrator's authority shall include, but not be limited to, the discretionary authority to:

             (a) determine who is eligible to participate, if a contribution qualifies as a rollover contribution, the allocation of Contributions, and the eligibility for loans, withdrawals and distributions;

             (b) provide each Participant with a summary plan description no later than 90 days after he or she has become a Participant (or such other period permitted under ERISA section 104(b)(1)), as well as informing each Participant of any material modification to the Plan in a timely manner;

             (c) make a copy of the following documents available to Participants during normal work hours: this Plan and Trust (including subsequent amendments), all annual and interim reports of the Trustee related to the entire Plan, the latest annual report and the summary plan description;

             (d) determine the fact of a Participant's death and of any Beneficiary's right to receive the deceased
                  Participant's interest based upon such proof and evidence as it deems necessary;

             (e) establish and review at least annually a funding policy bearing in mind both the short-run and long-run needs

                                     43                          11/17/95
                  and goals of the Plan and to the extent Participants may direct their own investments, the funding policy shall focus on which Investment Funds are available for Participants to use; and

             (f) adjudicate claims pursuant to the claims procedure described in Section 18.

        15.5 Advisors May be Retained

             The Administrator may retain such agents and advisors (including attorneys, accountants, actuaries, consultants, record keepers, investment counsel and administrative assistants) as it considers necessary to assist it in the performance of its duties. The Administrator shall also comply with the bonding requirements of ERISA section 412.

        15.6 Delegation of Administrator Duties

             The, Company, as Administrator of the Plan, has appointed a Committee to administer the Plan on its behalf. The Company shall provide the Trustee with the names and specimen signatures of any persons authorized to serve as Committee members and act as or on its behalf. Any Committee member appointed by the Company shall serve at the pleasure of the Company, but may resign by written notice to the Company. Committee members shall serve without compensation from the Plan for such services. Except to the extent that the Company otherwise provides, any delegation of duties to a Committee shall carry with it the full discretionary authority of the Administrator to complete such duties.

        15.7 Committee Operating Rules

             (a) Actions of Majority. Any act delegated by the Company to the Committee may be done by a majority of its members. The majority may be expressed by a vote at a meeting or in writing without a meeting, and a majority action shall be equivalent to an action of all Committee members.

             (b) Meetings. The Committee shall hold meetings upon such notice, place and times as it determines necessary to conduct its functions properly.

             (c) Reliance by Trustee. The Committee may authorize one or more of its members to execute documents on its behalf and may authorize one or more of its members or other individuals who are not members to give written direction to the Trustee in the performance of its duties. The Committee shall provide such authorization in writing to the Trustee with the name and specimen

                                     44                          11/17/95
                  signatures of any person authorized to act on its behalf. The Trustee shall accept such direction and rely upon it until notified in writing that the Committee has revoked the authorization to give such direction. The Trustee shall not be deemed to be on notice of any change in the membership of the Committee, parties authorized to direct the Trustee in the performance of its duties, or the duties delegated to and by the Committee until notified in writing.

   16   MANAGEMENT OF INVESTMENTS

        16.1 Trust Agreement

             All Plan assets shall be held by the Trustee in trust, in accordance with those provisions of this Plan and Trust which relate to the Trustee, for use in providing Plan benefits and paying Plan fees and expenses not paid directly by the Employer. Plan benefits shall be drawn solely from the Trust and paid by the Trustee as directed by the Administrator. Notwithstanding, the Administrator may appoint, with the approval of the Trustee, another trustee to hold and administer Plan assets which do not meet the requirements of Section 16.2.

        16.2 Investment Funds

             The Administrator is hereby granted the authority to select the Investment Funds offered to Participants for investment of Trust assets and to direct the Trustee to comply with the investment instructions of Participants. The number and composition of Investment Funds may be changed from time to time, without the necessity of amending this Plan and Trust. The Trustee may establish reasonable limits on the number of Investment Funds as well as the acceptable assets for any such Investment Fund. Each of the Investment Funds may be comprised of any of the following:

             (a) shares of a registered investment company, whether or not the Trustee or any of its affiliates is an advisor to, or other service provider to, such company;

             (b) collective investment funds maintained by the Trustee, or any other fiduciary to the Plan, which are available for investment by trusts which are qualified under Code sections 401(a) and 501(a);

             (c) individual equity and fixed income securities which are readily tradeable on the open market;

             (d) guaranteed investment contracts issued by a bank or insurance company;

                                     45                          11/17/95

             (e)  interest bearing deposits of the Trustee; and

             (f)  Company Stock.

             Any Investment Fund assets invested in a collective investment fund, shall be subject to all the provisions of the instruments establishing and governing such fund. These instruments, including any subsequent amendments, are incorporated herein by reference.

        16.3 Authority to Hold Cash

             The Trustee shall have the authority to cause the investment manager of each Investment Fund to maintain sufficient deposit or money market type assets in each Investment Fund to handle the Fund's liquidity and disbursement needs. Each Participant's and Beneficiary's Sweep Account, which is used to hold assets pending investment or disbursement, shall consist of interest bearing deposits of the Trustee.

        16.4 Trustee to Act Upon Instructions

             The Trustee shall carry out instructions to invest assets in the Investment Funds as soon as practicable after such instructions are received from the Administrator, Participants, or Beneficiaries. Such instructions shall remain in effect until changed by the Administrator, Participants or Beneficiaries.

        16.5 Administrator Has Right to Vote Registered Investment
             Company Shares

             The Administrator shall be entitled to vote proxies or exercise any shareholder rights relating to shares held on behalf of the Plan in a registered investment company. Notwithstanding, the authority to vote proxies and exercise shareholder rights related to such shares held in a Custom Fund is vested as provided otherwise in Section 16.

        16.6 Custom Fund Investment Management

             The Administrator may designate, with the consent of the Trustee, an investment manager for any Investment Fund established by the Trustee solely for Participants of this Plan, and subject to Section 16.7, any other plan of a Related Company (a "Custom Fund"). The investment manager may be the Administrator, Trustee or an investment manager pursuant to ERISA section 3(38). The Administrator shall advise the Trustee in writing of the appointment of an investment manager and shall cause the investment manager to acknowledge to the Trustee in writing that the investment manager is a fiduciary to the Plan.

                                     46                          11/17/95

             A Custom Fund shall be subject to the following:

             (a) Guidelines. Written guidelines, acceptable to the Trustee, shall be established for a Custom Fund. If a Custom Fund consists solely of collective investment funds or shares of a registered investment company (and sufficient deposit or money market type assets to handle the Fund's liquidity and disbursement needs), its underlying instruments shall constitute the guidelines.

             (b) Authority of Investment Manager. The investment manager of a Custom Fund shall have the authority to vote or execute proxies, exercise shareholder rights, manage, acquire, and dispose of Trust assets. Notwithstanding, the authority to vote proxies and exercise shareholder rights related to shares of Company Stock held in a Custom Fund is vested as provided otherwise in Section 16.

             (c) Custody and Trade Settlement. Unless otherwise agreed to by the Trustee, the Trustee shall maintain custody of all Custom Fund assets and be responsible for the settlement of all Custom Fund trades. For purposes of this section, shares of a collective investment fund, shares of a registered investment company and guaranteed investment contracts issued by a bank or insurance company, shall be regarded as the Custom Fund assets instead of the underlying assets of such instruments.

             (d) Limited Liability of Co-Fiduciaries. Neither the Administrator nor the Trustee shall be obligated to invest or otherwise manage any Custom Fund assets for which the Trustee or Administrator is not the investment manager nor shall the Administrator or Trustee be liable for acts or omissions with regard to the investment of such assets except to the extent required by ERISA.

        16.7 Master Custom Fund

             The Trustee may establish, at the direction of the Company, a single Custom Fund (the "Master Custom Fund"), for the benefit of this Plan and any other plan of a Related Company for which the Trustee acts as trustee pursuant to a plan and trust document that contains a provision substantially identical to this Section 16.7. The assets of this Plan, to the extent invested in the Master Custom Fund, shall consist only of that percentage of the assets of the Master Custom Fund represented by the shares held by this Plan.


                                     47                          11/17/95

        16.8 Authority to Segregate Assets

             The Company may direct the Trustee to split an Investment Fund into two or more funds in the event any assets in the Fund are illiquid or the value is not readily determinable. In the event of such segregation, the Company shall give instructions to the Trustee on what value to use for the split-off assets, and the Trustee shall not be responsible for confirming such value.

        16.9 Maximum Permitted Investment in Company Stock

             If the Company provides for a Company Stock Fund, the Fund shall be comprised of Company Stock and sufficient deposit or money market type assets to handle the Fund's liquidity and disbursement needs. The Fund may be as large as necessary to comply with Participants' and Beneficiaries' investment elections.

       16.10 Participants Have Right to Vote and Tender Company
             Stock

             Each Participant or Beneficiary shall be entitled to instruct the Trustee as to the voting or tendering of any full or partial shares of Company Stock held on his or her behalf in the Company Stock Fund. Prior to such voting or tendering of Company Stock, each Participant or Beneficiary shall receive a copy of the proxy solicitation or other material relating to such vote or tender decision and a form for the Participant or Beneficiary to complete which confidentially instructs the Trustee to vote or tender such shares in the manner indicated by the Participant or Beneficiary. Upon receipt of such instructions, the Trustee shall act with respect to such shares as instructed. The Administrator shall instruct the Trustee with respect to how to vote or tender any shares for which instructions are not received from Participants or Beneficiaries.

       16.11 Registration and Disclosure for Company Stock

             The Administrator shall be responsible for determining the applicability (and, if applicable, complying with) the requirements of the Securities Act of 1933, as amended, the California Corporate Securities Law of 1968, as amended, and any other applicable blue sky law. The Administrator shall also specify what restrictive legend or transfer restriction, if any, is required to be set forth on the certificates for the securities and the procedure to be followed by the Trustee to effectuate a resale of such securities.



                                     48                          11/17/95

   17   TRUST ADMINISTRATION

        17.1 Trustee to Construe Trust

             The Trustee has the authority to do all things necessary or convenient to the administration of the Trust, whether or not such powers are specifically set forth in this Plan and Trust. Actions taken in good faith by the Trustee shall be conclusive and binding on all interested parties, and shall be given the maximum possible deference allowed by law.

        17.2 Trustee To Act As Owner of Trust Assets

             Subject to the specific conditions and limitations set forth in this Plan and Trust, the Trustee shall have all the power, authority, rights and privileges of an absolute owner of the Trust assets and, not in limitation but in amplification of the foregoing, may:

             (a) receive, hold, manage, invest and reinvest, sell, tender, exchange, dispose of, encumber, hypothecate, pledge, mortgage, lease, grant options respecting, repair, alter, insure, or distribute any and all property in the Trust;

             (b) borrow money, participate in reorganizations, pay calls and assessments, vote or execute proxies, exercise subscription or conversion privileges, exercise options and register any securities in the Trust in the name of the nominee, in federal book entry form or in any other form as shall permit title thereto to pass by delivery;

             (c) renew, extend the due date, compromise, arbitrate, adjust, settle, enforce or foreclose, by judicial proceedings or otherwise, or defend against the same, any obligations or claims in favor of or against the Trust; and

             (d) lend, through a collective investment fund, any securities held in such collective investment fund to brokers, dealers or other borrowers and to permit such securities to be transferred into the name and custody and be voted by the borrower or others.

        17.3 United States Indicia of Ownership

             The Trustee shall not maintain the indicia of ownership of any Trust assets outside the jurisdiction of the United States, except as authorized by ERISA section 404(b).




                                     49                          11/17/95

        17.4 Tax Withholding and Payment

             (a) Withholding. The Trustee shall calculate and withhold federal (and, if applicable, state) income taxes with regard to any Eligible Rollover Distribution that is not paid as a Direct Rollover in accordance with the Participant's withholding election or as required by law if no election is made or the election is less than the amount required by law. With regard to any taxable distribution that is not an Eligible Rollover Distribution, the Trustee shall calculate and withhold federal (and, if applicable, state) income taxes in accordance with the Participant's withholding election or as required by law if no election is made.

             (b) Taxes Due From Investment Funds. The Trustee shall pay from the Investment Fund any taxes or assessments imposed by any taxing or governmental authority on such Fund or its income, including related interest and penalties.

        17.5 Trust Accounting

             (a) Annual Report. Within 60 days (or other reasonable period) following the close of the Plan Year, the Trustee shall provide the Administrator with an annual accounting of Trust assets and information to assist the Administrator in meeting ERISA's annual reporting and audit requirements.

             (b) Periodic Reports. The Trustee shall maintain records and provide sufficient reporting to allow the Administrator to properly monitor the Trust's assets and activity.

             (c) Administrator Approval. Approval of any Trustee accounting shall automatically occur 90 days after such accounting has been received by the Administrator, unless the Administrator files a written objection with the Trustee within such time period. Such approval shall be final as to all matters and transactions stated or shown therein and binding upon the Administrator.

        17.6 Valuation of Certain Assets

             If the Trustee determines the Trust holds any asset which is not readily tradeable and listed on a national securities exchange registered under the Securities Exchange Act of 1934, as amended, the Trustee may engage a qualified independent appraiser to determine the fair market value of


                                     50                          11/17/95
             such property, and the appraisal fees shall be paid from the Investment Fund containing the asset.

        17.7 Legal Counsel

             The Trustee may consult with legal counsel of its choice, including counsel for the Employer or counsel of the Trustee, upon any question or matter arising under this Plan and Trust. When relied upon by the Trustee, the opinion of such counsel shall be evidence that the Trustee has acted in good faith.

        17.8 Fees and Expenses

             The Trustee's fees for its services as Trustee shall be such as may be mutually agreed upon by the Company and the Trustee. Trustee fees and all reasonable expenses of counsel and advisors retained by the Trustee shall be paid in accordance with Section 6.

        17.9 Trustee Duties and Limitations

             The Trustee's duties, unless otherwise agreed to by the Trustee, shall be confined to construing the terms of the Plan and Trust as they relate to the Trustee, receiving funds on behalf of and making payments from the Trust, safeguarding and valuing Trust assets, investing and reinvesting Trust assets in the Investment Funds as directed by the Administrator, Participants or Beneficiaries and those duties as described in this Section 17.

             The Trustee shall have no duty or authority to ascertain whether Contributions are in compliance with the Plan, to enforce collection or to compute or verify the accuracy or adequacy of any amount to be paid to it by the Employer. The Trustee shall not be liable for the proper application of any part of the Trust with respect to any disbursement made at the direction of the Administrator.

   18   RIGHTS, PROTECTION, CONSTRUCTION AND JURISDICTION

        18.1 Plan Does Not Affect Employment Rights

             The Plan does not provide any employment rights to any Employee. The Employer expressly reserves the right to discharge an Employee at any time, with or without cause, without regard to the effect such discharge would have upon the Employee's interest in the Plan.





                                     51                          11/17/95

        18.2 Limited Return of Contributions

             Except as provided in this paragraph, (1) Plan assets shall not revert to the Employer nor be diverted for any purpose other than the exclusive benefit of Participants or their Beneficiaries; and (2) a Participant's vested interest shall not be subject to divestment. As provided in ERISA section 403(c)(2), the actual amount of a Contribution made by the Employer (or the current value of the Contribution if a net loss has occurred) may revert to the Employer if:

             (a) such Contribution is made by reason of a mistake of fact; or

             (b) such Contribution is not deductible under Code section 404 (such Contributions are hereby conditioned upon such deductibility) in the taxable year of the Employer for which the Contribution is made.

             The reversion to the Employer must be made (if at all) within one year of the mistaken payment of the Contribution or the date of disallowance of deduction, as the case may be. A Participant shall have no rights under the Plan with respect to any such reversion.

        18.3 Assignment and Alienation

             As provided by Code section 401(a)(13) and to the extent not otherwise required by law, no benefit provided by the Plan may be anticipated, assigned or alienated, except:

             (a) to create, assign or recognize a right to any benefit with respect to a Participant pursuant to a QDRO, or

             (b) to use a Participant's vested Account balance as security for a loan from the Plan which is permitted pursuant to Code section 4975.

        18.4 Facility of Payment

             If a Plan benefit is due to be paid to a minor or if the Administrator reasonably believes that any payee is legally incapable of giving a valid receipt and discharge for any payment due him or her, the Administrator shall have the payment of the benefit, or any part thereof, made to the person (or persons or institution) whom it reasonably believes is caring for or supporting the payee, unless it has received due notice of claim therefor from a duly appointed guardian or conservator of the payee. Any payment shall to the extent thereof, be a complete discharge of any liability under the Plan to the payee.


                                     52                          11/17/95

        18.5 Reallocation of Lost Participant's Accounts

             If the Administrator cannot locate a person entitled to payment of a Plan benefit after a reasonable search, the Administrator may at any time thereafter treat such person's Account as forfeited and use such amount to reduce Contributions made by an Employer as soon as administratively feasible. If such person subsequently presents the Administrator with a valid claim for the benefit, such person shall be paid the amount treated as forfeited, plus the interest that would have been earned in the Sweep Account to the date of determination. The Administrator shall pay the amount through an additional amount contributed by the Employer.

        18.6 Claims Procedure

             (a) Right to Make Claim. An interested party who disagrees with the Administrator's determination of his or her right to Plan benefits must submit a written claim and exhaust this claim procedure before legal recourse of any type is sought. The claim must include the important issues the interested party believes support the claim. The Administrator, pursuant to the authority provided in this Plan, shall either approve or deny the claim.

             (b) Process for Denying a Claim. The Administrator's partial or complete denial of an initial claim must include an understandable, written response covering
                  (1) the specific reasons why the claim is being denied (with reference to the pertinent Plan provisions) and
                  (2) the steps necessary to perfect the claim and obtain a final review.

             (c) Appeal of Denial and Final Review. The interested party may make a written appeal of the Administrator's initial decision, and the Administrator shall respond in the same manner and form as prescribed for denying a claim initially.

             (d) Time Frame. The initial claim, its review, appeal and final review shall be made in a timely fashion, subject to the following time table:









                                     53                          11/17/95

                                                          Days to Respond
                                Action                   From Last Action
                                ------                   ----------------

                  Administrator determines benefit                NA
                  Interested party files initial request       60 days
                  Administrator's initial decision             90 days
                  Interested party requests final review       60 days
                  Administrator's final decision               60 days


                  However, the Administrator may take up to twice the maximum response time for its initial and final review if it provides an explanation within the normal period of why an extension is needed and when its decision shall be forthcoming.

        18.7 Construction

             Headings are included for reading convenience. The text shall control if any ambiguity or inconsistency exists between the headings and the text. The singular and plural shall be interchanged wherever appropriate. References to Participant shall include Beneficiary when appropriate and even if not otherwise already expressly stated.

        18.8 Jurisdiction and Severability

             The Plan and Trust shall be construed, regulated and administered under ERISA and other applicable federal laws and, where not otherwise preempted, by the laws of the State of California with respect to issues affecting the Trustee's responsibilities and by the laws of the State of Massachusetts with respect to all other matters. If any provision of this Plan and Trust shall become invalid or unenforceable, that fact shall not affect the validity or enforceability of any other provision of this Plan and Trust. All provisions of this Plan and Trust shall be so construed as to render them valid and enforceable in accordance with their intent.

        18.9 Indemnification by Employer

             The Employers hereby agree to indemnify the Administrator, the Committee and the Trustee against any and all liabilities resulting from any action or inaction, (including a Plan termination in which the Company fails to apply for a favorable determination from the Internal Revenue Service with respect to the qualification of the Plan upon its termination), in relation to the Plan or Trust
             (1) including (without limitation) expenses reasonably incurred in the defense of any claim relating to the Plan or

                                     54                          11/17/95
             its assets, and amounts paid in any settlement relating to the Plan or its assets, but (2) excluding liability resulting from actions or inactions made in bad faith, or resulting from the negligence or willful misconduct of the Trustee. The Company shall have the right, but not the obligation, to conduct the defense of any action to which this Section applies. The Plan fiduciaries are not entitled to indemnity from the Plan assets relating to any such action.

   19   AMENDMENT, MERGER, DIVESTITURES AND TERMINATION

        19.1 Amendment

             The Company reserves the right to amend this Plan and Trust at any time, to any extent and in any manner it may deem necessary or appropriate. The Company (and not the Trustee) shall be responsible for adopting any amendments necessary to maintain the qualified status of this Plan and Trust under Code sections 401(a) and 501(a). If the Committee is acting as the Administrator in accordance with Section 15.6, it shall have the authority to adopt Plan and Trust amendments which have no substantial adverse financial impact upon any Employer or the Plan. All interested parties shall be bound by any amendment, provided that no amendment shall:

             (a) become effective unless it has been adopted in accordance with the procedures set forth in Section 19.5;

             (b) except to the extent permissible under ERISA and the Code, make it possible for any portion of the Trust assets to revert to an Employer or to be used for, or diverted to, any purpose other than for the exclusive benefit of Participants and Beneficiaries entitled to Plan benefits and to defray reasonable expenses of administering the Plan;

             (c) decrease the rights of any Employee to benefits accrued (including the elimination of optional forms of benefits) to the date on which the amendment is adopted, or if later, the date upon which the amendment becomes effective, except to the extent permitted under ERISA and the Code; nor

             (d) permit an Employee to be paid the balance of his or her Employee Pre-Tax Account unless the payment would otherwise be permitted under Code section 401(k).




                                     55                          11/17/95

        19.2 Merger

             This Plan and Trust may not be merged or consolidated with, nor may its assets or liabilities be transferred to, another plan unless each Participant and Beneficiary would, if the resulting plan were then terminated, receive a benefit just after the merger, consolidation or transfer which is at least equal to the benefit which would be received if either plan had terminated just before such event.

        19.3 Divestitures

             In the event of a sale by an Employer which is a corporation of: (1) substantially all of the Employer's assets used in a trade or business to an unrelated corporation, or (2) a sale of such Employer's interest in a subsidiary to an unrelated entity or individual, lump sum distributions shall be permitted from the Plan, except as provided below, to Participants with respect to Employees who continue employment with the corporation acquiring such assets or who continue employment with such subsidiary, as applicable.

             Notwithstanding, distributions shall not be permitted if the purchaser agrees, in connection with the sale, to be substituted as the Company as the sponsor of the Plan or to accept a transfer of the assets and liabilities representing the Participants' benefits into a plan of the purchaser or a plan to be established by the purchaser.

        19.4 Plan Termination

             The Company may, at any time and for any reason, terminate the Plan in accordance with the procedures set forth in
             Section 19.5, or completely discontinue contributions. Upon either of these events, or in the event of a partial termination of the Plan within the meaning of Code section 411(d)(3), the Accounts of each affected Employee shall be fully vested. If no successor plan is established or maintained, lump sum distributions shall be made in accordance with the terms of the Plan as in effect at the time of the Plan's termination or as thereafter amended provided that a post-termination amendment shall not be effective to the extent that it violates Section 19.1 unless it is required in order to maintain the qualified status of the Plan upon its termination. The Trustee's and Employer's authority shall continue beyond the Plan's termination date until all Trust assets have been liquidated and distributed.






                                     56                          11/17/95

        19.5 Amendment and Termination Procedures

             The following procedural requirements shall govern the adoption of any amendment or termination (a "Change") of this Plan and Trust:

             (a) The Company may adopt any Change by action of its board of directors in accordance with its normal procedures.

             (b) The Committee, if acting as Administrator in accordance with Section 15.6, may adopt any amendment within the scope of its authority provided under Section 19.1 and in the manner specified in Section 15.7(a).

             (c) Any Change must be (1) set forth in writing, and (2) signed and dated by an executive officer of the Company or, in the case of an amendment adopted by the Committee, at least one of its members.

             (d) If the effective date of any Change is not specified in the document setting forth the Change, it shall be effective as of the date it is signed by the last person whose signature is required under clause (2) above, except to the extent that another effective date is necessary to maintain the qualified status of this Plan and Trust under Code sections 401(a) and 501(a).

             (e) No Change shall become effective until it is accepted and signed by the Trustee (which acceptance shall not unreasonably be withheld).

        19.6 Termination of Employer's Participation

             Any Employer may, at any time and for any reason, terminate its Plan participation by action of its board of directors in accordance with its normal procedures. Written notice of such action shall be signed and dated by an executive officer of the Employer and delivered to the Company. If the effective date of such action is not specified, it shall be effective on, or as soon as reasonably practicable after, the date of delivery. Upon the Employer's request, the Company may instruct the Trustee and Administrator to spin off all affected Accounts and underlying assets into a separate qualified plan under which the Employer shall assume the powers and duties of the Company. Alternatively, the Company may treat the event as a partial termination described above or continue to maintain the Accounts under the Plan.





                                     57                          11/17/95

        19.7 Replacement of the Trustee

             The Trustee may resign as Trustee under this Plan and Trust or may be removed by the Company at any time upon at least 90 days written notice (or less if agreed to by both parties). In such event, the Company shall appoint a successor trustee by the end of the notice period. The successor trustee shall then succeed to all the powers and duties of the Trustee under this Plan and Trust. If no successor trustee has been named by the end of the notice period, the Company's chief executive officer shall become the trustee, or if he or she declines, the Trustee may petition the court for the appointment of a successor trustee.

        19.8 Final Settlement and Accounting of Trustee

             (a) Final Settlement. As soon as administratively feasible after its resignation or removal as Trustee, the Trustee shall transfer to the successor trustee all property currently held by the Trust. However, the Trustee is authorized to reserve such sum of money as it may deem advisable for payment of its accounts and expenses in connection with the settlement of its accounts or other fees or expenses payable by the Trust. Any balance remaining after payment of such fees and expenses shall be paid to the successor trustee.

             (b) Final Accounting. The Trustee shall provide a final accounting to the Administrator within 90 days of the date Trust assets are transferred to the successor trustee.

             (c) Administrator Approval. Approval of the final accounting shall automatically occur 90 days after such accounting has been received by the Administrator, unless the Administrator files a written objection with the Trustee within such time period. Such approval shall be final as to all matters and transactions stated or shown therein and binding upon the Administrator.











                                     58                          11/17/95

                        APPENDIX A - INVESTMENT FUNDS


   I.   Investment Funds Available

        The Investment Funds offered under the Plan as of the Effective Date include this set of daily valued funds:


                  Category            Funds
                  --------            -----

                  Income              Stable Value
                  ------

                  Equity              Company Stock
                  ------              S&P 500 Stock
                                      Aim, Constellation
                                      Templeton, Foreign

                  Combination         LifePath
                  -----------

   II.  Default Investment Fund

        The default Investment Fund as of the Effective Date is the Stable Value Fund.


   Ill. Maximum Percentage Restrictions Applicable to Certain Investment
        Funds

        As of the Effective Date, there are no maximum percentage restrictions applicable to any Investment Funds.



















                                     59                          11/17/95

               APPENDIX B - PAYMENT OF PLAN FEES AND EXPENSES


   As of the Effective Date, payment of Plan fees and expenses shall be as follows:

   1) Investment Management Fees: These are paid by Participants in that management fees reduce the investment return reported and credited to Participants.

   2) Recordkeeping Fees: These are paid by the Employer on a quarterly basis.

   3) Loan Fees: A $3.50 per month fee is assessed and billed/collected quarterly from the Account of each Participant who has an outstanding loan balance for loans entered into on or after April 1, 1995. For loans entered into prior to April 1, 1995, these are paid by the Employer on a quarterly basis.

   4) Investment Fund Election Changes: For each Investment Fund election change by a Participant, in excess of 10 changes per year, a $10 fee shall be assessed and billed/collected quarterly from the Participant's Account.

   5) Periodic Installment Payment Fees: A $3.00 per check fee shall be assessed and billed/collected quarterly from the Participant's Account.

   6) Additional Fees Paid by Employer: All other Plan related fees and expenses shall be paid by the Employer. To the extent that the Administrator later elects that any such fees shall be borne by Participants, estimates of the fees shall be determined and reconciled, at least annually, and the fees shall be assessed monthly and billed/collected from Accounts quarterly.



















                                     60                          11/17/95

                       APPENDIX C - LOAN INTEREST RATE


   As of the Effective Date, the interest rate charged on Participant loans shall be equal to the Trustee's prime rate, plus 1%.
















































                                     61                          11/17/95

                     SCHEDULE A - EMPLOYER CONTRIBUTIONS
                       LOCAL 326 - LAWRENCE EMPLOYEES


   (1) Eligibility for Employer Contributions: A Participant who is a Local 326 - Lawrence Employee is not eligible for Employer Contributions.














































                                     62                          11/17/95

                     SCHEDULE B - EMPLOYER CONTRIBUTIONS
                       LOCAL 273 - BROCKTON EMPLOYEES

   (1) Eligibility for Employer Contributions. For each period for which Participant Contributions are made, the Employer shall make Employer Contributions, as set forth below, on behalf of each Participant who is a Local 273 - Brockton Employee and who (a) is not eligible to receive medical insurance coverage upon retirement or (b) would otherwise be eligible to receive medical coverage upon retirement but who in accordance with procedures prescribed by the Administrator made a one-time irrevocable election to waive his or her right to receive medical insurance coverage upon his or her retirement.

   (2) Amount of Employer Contributions. The Employer Contributions for each period shall total 100% of each eligible Participant's Employee Pre-Tax Contributions for the period, provided that no Employer Contributions shall be made based upon a Participant's Contributions in excess of 2.5% of his or her Pay, except that effective March 1, 1997 "50%" and "5%" shall be substituted for the preceding references to "100%" and "2.5%".
































                                     63                          11/17/95

                     SCHEDULE C - EMPLOYER CONTRIBUTIONS
                       LOCAL 341 - PORTLAND EMPLOYEES

   (1) Eligibility for Employer Contributions. For each period for which Participant Contributions are made, the Employer shall make Employer Contributions, as set forth below, on behalf of each Participant who is a Local 341 - Portland Employee and who (a) is not eligible to receive medical insurance coverage upon retirement or (b) would otherwise be eligible to receive medical coverage upon retirement but who in accordance with procedures prescribed by the Administrator made a one-time irrevocable election to waive his or her right to receive medical insurance coverage upon his or her retirement.

   (2) Amount of Employer Contributions. The Employer Contributions for each period shall total 100% of each eligible Participant's Employee Pre-Tax Contributions for the period, provided that no Employer Contributions shall be made based upon a Participant's Contributions in excess of 2.5% of his or her Pay, except that effective April 1, 1997 "50%" and "5%" shall be substituted for the preceding references to "100%" and "2.5%".
































                                     64                          11/17/95

                     SCHEDULE D - EMPLOYER CONTRIBUTIONS
                     LOCAL 341 - GRANITE STATE EMPLOYEES


   (1) Eligibility for Employer Contributions. For each period for which Participant Contributions are made, the Employer shall make Employer Contributions, as set forth below, on behalf of each Participant who is a Local 341 - Granite State Employee and who
        (a) is not eligible to receive medical insurance coverage upon retirement or (b) would otherwise be eligible to receive medical coverage upon retirement but who in accordance with procedures prescribed by the Administrator made a one-time irrevocable election to waive his or her right to receive medical insurance coverage upon his or her retirement.

   (2) Amount of Employer Contributions. The Employer Contributions for each period shall total 100% of each eligible Participant's Employee Pre-Tax Contributions for the period, provided that no Employer Contributions shall be made based upon a Participant's Contributions in excess of 2.5% of his or her Pay, except that effective April 1, 1997 "50%" and "5%" shall be substituted for the preceding references to "100%" and "2.5%".































                                     65                          11/17/95

                     SCHEDULE D - EMPLOYER CONTRIBUTIONS
                     LOCAL 12026 - SPRINGFIELD EMPLOYEES

   (1) Eligibility for Employer Contributions: A Participant who is a Local 12026 - Springfield Employee is not eligible for Employer Contributions.















































                                     66                          11/17/95

                     SCHEDULE E - EMPLOYER CONTRIBUTIONS
                      LOCAL 486 - SPRINGFIELD EMPLOYEES

   (1) Eligibility for Employer Contributions: A Participant who is a Local 486 - Springfield Employee is not eligible for Employer Contributions.















































                                     67                          11/17/95

                     SCHEDULE F - EMPLOYER CONTRIBUTIONS
                     LOCAL 14930 - PORTSMOUTH EMPLOYEES

   (1) Eligibility for Employer Contributions: A Participant who is a Local 14930 - Portsmouth Employee is not eligible for Employer Contributions.















































                                     68                          11/17/95

                     SCHEDULE G - EMPLOYER CONTRIBUTIONS
                  LOCAL 8-366 - BROCKTON PROPANE EMPLOYEES

   (1) Eligibility for Employer Contributions: A Participant who is a Local 8-366 - Brockton Propane Employee is not eligible for Employer Contributions.















































                                     69                          11/17/95

                     SCHEDULE H - EMPLOYER CONTRIBUTIONS
                      LOCAL 14930 - LEWISTON EMPLOYEES

   (1) Eligibility for Employer Contributions: A Participant who is a Local 14930 - Lewiston Employee is not eligible for Employer Contributions.















































                                     70                          11/17/95

                     SCHEDULE I - EMPLOYER CONTRIBUTIONS
                    LOCAL 14930 - SALEM PROPANE EMPLOYEES

   (1) Eligibility for Employer Contributions: A Participant who is a Local 14930 - Salem Propane Employee is not eligible for Employer Contributions.















































                                     71                          11/17/95

                               AMENDMENT NO. 1
                                   TO THE
                            BAY STATE GAS COMPANY
               SAVINGS PLAN FOR OPERATING EMPLOYEES AND TRUST


        WHEREAS, Bay State Gas Company (the "Company"), approved and adopted the Bay State Gas Company Savings Plan for Operating Employees (the "Plan") and Trust Agreement (the "Trust") which were originally effective January 1, 1988 and most recently restated effective April 1, 1995;

        WHEREAS, Section 19.1 of the Plan and Trust provides that the Company reserves the right to amend the Plan and Trust;

        NOW THEREFORE RESOLVED, that Section 3 is amended effective April 1, 1995, Section 1 is amended effective January 1, 1996 and Sections 1, 2 and 5 are amended effective July 1, 1996 as follows:

   Effective April 1, 1995:
   -----------------------

   1. Section 3 is amended to restate Subsection 3.1 in its entirety as follows:

        3.1  Employee Pre-Tax Contribution Election

             Upon becoming a Participant, an Eligible Employee may elect to reduce his or her Pay by an amount which does not exceed the Contribution Dollar Limit, within the limits described in the Contribution Percentage Limits paragraph of this
             Section 3, and have such amount contributed to the Plan by the Employer as an Employee Pre-Tax Contribution. The election shall be made as a percentage of Pay in such manner and with such advance notice as prescribed by the Administrator. In no event shall an Employee's Employee Pre-Tax Contributions under the Plan and comparable contributions to all other plans, contracts or arrangements of all Related Companies exceed the Contribution Dollar Limit for the Employee's taxable year beginning in the Plan Year.

   Effective January 1, 1996:
   -------------------------

   1. Section 1 is amended to restate Subsection 1.48 in its entirety as follows:

        1.48 "Trustee".  BZW Barclays Global Investors, National
             Association.

                                                          AMENDMENT NO. 1

                            BAY STATE GAS COMPANY
               SAVINGS PLAN FOR OPERATING EMPLOYEES AND TRUST



   Effective July 1, 1996:
   ----------------------

   1. Section 1 is amended to add a new Subsection 1.36 and to redesignate each subsequent Subsection as follows:

        1.36 "Period of Employment" The period beginning on the date an Employee first performs an hour of service and ending on the date his or her employment ends. Employment ends on the date the Employee quits, retires, is discharged, dies or (if earlier) the first anniversary of his or her absence for any other reason. The period of absence starting with the date an Employee's employment temporarily ends and ending on the date he or she is subsequently reemployed is (1) included in his or her Period of Employment if the period of absence does not exceed one year, and (2) excluded if such period exceeds one year.

             An Employee's service with a predecessor or acquired company shall only be counted in the determination of his or her Period of Employment for eligibility and/or vesting purposes if (1) the Company directs that credit for such service be granted, or (2) a qualified plan of the predecessor or acquired company is subsequently maintained by any Employer or Related Company.

   2. Section 2 is amended to restate Subsection 2.1 in its entirety as follows:

        2.1  Eligibility

             Each Eligible Employee who is a Participant shall continue their eligibility to participate.

             Each other Eligible Employee shall become a Participant on the first day of the next month after the date he or she completes a 12-month eligibility period in which he or she is credited with at least 1,000 Hours of Service. The initial eligibility period begins on the date an Employee first performs an Hour of Service. Subsequent eligibility periods begin with the start of each Plan Year beginning after the first Hour of Service is performed.

             Notwithstanding, if so provided by the Employee's governing collective bargaining Agreement, for purposes of Employee

                                                          AMENDMENT NO. 1

                            BAY STATE GAS COMPANY
               SAVINGS PLAN FOR OPERATING EMPLOYEES AND TRUST



             Pre-Tax Contributions only, such Eligible Employee shall become a Participant on the later of July 1, 1996 (or such other date as so provided in the Eligible Employee's governing collective bargaining agreement) or the first day of the next month after the date he or she completes a 60 day Period of Employment but in no event later than the date he or she would have otherwise become a Participant in accordance with the preceding paragraph. The eligibility period begins on the date an Employee's Period of Employment commences.

   3. Section 5 is amended to restate Subsection 5.1(a) in its entirety as follows:

        5.1  Employer Contributions

             (a) Frequency and Eligibility; For each period for which Participants' Contributions are made, the Employer shall make Employer Contributions on behalf of each Participant who contributed during the period, met the eligibility requirements of Section 2.1 and who is so eligible for Employer Contributions under his or her governing collective bargaining agreement as set forth in Schedules A though I.

                                                          AMENDMENT NO. 1

                            BAY STATE GAS COMPANY
               SAVINGS PLAN FOR OPERATING EMPLOYEES AND TRUST



   Date:  September 12, 1996     Bay State Gas Company


                                 By: /s/ Jane P. Campagna
                                    ------------------------------------

                                      Title:  Benefits Manager



   The provisions of the above amendment which relate to the Trustee are hereby approved and executed.

   Date:  September 20, 1996     BZW Barclays Global Investors
                                    National Association


                                 By: /s/ David Lysen
                                    ------------------------------------

                                      Title:  Principal


   Date:  September 20, 1996     BZW Barclays Global Investors,
                                    National Association


                                 By: /s/ Gwyn E. Slack
                                    ------------------------------------

                                      Title:  Principal